Exhibit 99.(P)(2)

                                                                   JULY 15, 2006

                                 CODE OF ETHICS

                         PANAGORA ASSET MANAGEMENT, INC.

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                                 CODE OF ETHICS

IT IS THE PERSONAL RESPONSIBILITY OF EVERY PANAGORA EMPLOYEE TO AVOID ANY CONDUCT THAT COULD CREATE A CONFLICT, OR EVEN THE APPEARANCE OF A CONFLICT, WITH OUR FUND SHAREHOLDERS AND OTHER CLIENTS, OR TO DO ANYTHING THAT COULD DAMAGE OR ERODE THE TRUST OUR FUND SHAREHOLDERS AND OTHER CLIENTS PLACE IN PANAGORA AND ITS EMPLOYEES.

TABLE OF CONTENTS

OVERVIEW ..........................................................................    4
PREAMBLE ..........................................................................    8
DEFINITIONS: Code of Ethics .......................................................   10
SECTION I. Personal Securities Rules for All Employees ............................   13
A. Pre-clearance and the Restricted List ..........................................   13
   Rule 1: Requirements to Pre-Clear
B. Prohibited Transactions ........................................................   19
   Rule 1: Short Selling Prohibition
   Rule 2: Initial Public Offerings Prohibition
   Rule 3: Private Placement Pre-Approval Requirements
   Rule 4: Trading with Material Non-Public Information
   Rule 5: No Personal Trading with Client Portfolios
   Rule 6: Holding of Putnam Mutual Fund Shares
   Rule 7: Putnam Mutual Fund Employee Restriction
   Rule 8: Special Orders
   Rule 9: Excessive Trading
C. Discouraged Transactions .......................................................   27
   Rule 1: Naked Options
D. Exempted Transactions ..........................................................   28
   Rule 1: Involuntary Transactions
   Rule 2: Special Exemptions
SECTION II. Additional Special Rules for Personal Securities Transactions
  of Access Persons and Certain Investment Professionals ..........................   30
   Rule 1: 90 Day Short-Term Rule
   Rule 2: 7 Day Rule
   Rule 3: Blackout Rule
   Rule 4: Contra Trading Rule
   Rule 5: No Personal Benefit
SECTION III. General Rules for All Employees ......................................   35
   Rule 1: Compliance with All Laws, Regulations and Policies
   Rule 2: Conflicts of Interest
   Rule 3: Gifts and Entertainment Policy
   Rule 4: Anti-Bribery/Kickback Policy
   Rule 5: Political Activities, Contributions, Solicitations and Lobbying Policy
   Rule 6: Confidentiality of PanAgora Business Information
   Rule 7: Roles at Other Entities
   Rule 8: Role as Trustee or Fiduciary Outside of PanAgora

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
   Rule 9: Investment Clubs
   Rule 10: Business Negotiations for PanAgora
   Rule 11: Accurate Records
   Rule 12: Family Members' Conflict Policy
   Rule 13: Affiliated Entities
   Rule 14: Computer System/Network Policies
   Rule 15: CFA Institute Code of Ethics
   Rule 16: Privacy Policy
   Rule 17: Anti-Money Laundering Policy
   Rule 18: Record Retention
SECTION IV. Reporting Requirements for All Employees ..............................   48
   Rule 1: Broker Confirmations and Statements
   Rule 2: Access Person - Quarterly Transaction Report
   Rule 3: Access Person - Initial/Annual Holdings Report
   Rule 4: Reporting of Irregular Activity
   Rule 5: Ombudsman
SECTION V. Education Requirements. ................................................   51
   Rule 1: Distribution of Code
   Rule 2: Annual Training Requirement
SECTION VI. Compliance and Appeal Procedures ......................................   52
SECTION VIII. Sanctions
APPENDIX A: Policy Statement Concerning Insider Trading Prohibitions
   Rule 1: Inside Information
   Rule 2: Material, Non-Public Information
   Rule 3: Reporting of Material, Non-Public Information
PREAMBLE ..........................................................................   54
DEFINITIONS: Insider Trading ......................................................   55
SECTION I. Rules Concerning Inside Information ....................................   57
SECTION II. Overview of Insider Trading ...........................................   60
APPENDIX B: Policy Statement Regarding Employee Trades in Shares of
  PanAgora/Putnam Closed-End Funds ................................................   65
APPENDIX C: Contra-Trading Rule Clearance Form ....................................   66
APPENDIX D: CFA Institute Code of Ethics and Standards of Professional Conduct.....   67
APPENDIX E: Report of Entertainment Form ..........................................   73

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OVERVIEW

THIS OVERVIEW IS PROVIDED ONLY AS A CONVENIENCE AND IS NOT INTENDED TO SUBSTITUTE FOR A CAREFUL READING OF THE COMPLETE DOCUMENT. AS A CONDITION OF CONTINUED EMPLOYMENT, EVERY PANAGORA EMPLOYEE IS REQUIRED TO READ, UNDERSTAND, AND COMPLY WITH THE PROVISIONS OF THE ENTIRE CODE OF ETHICS. ADDITIONALLY, EMPLOYEES ARE EXPECTED TO COMPLY WITH THE POLICIES AND PROCEDURES CONTAINED WITHIN PANAGORA'S COMPLIANCE PROGRAM, WHICH CAN BE ACCESSED ONLINE THROUGH PAMZONE OR IN HARD COPY THROUGH THE CODE OF ETHICS OFFICER.

IT IS THE PERSONAL RESPONSIBILITY OF EVERY PANAGORA EMPLOYEE TO AVOID ANY CONDUCT THAT COULD CREATE A CONFLICT, OR EVEN THE APPEARANCE OF A CONFLICT, WITH OUR FUND SHAREHOLDERS OR OTHER CLIENTS, OR DO ANYTHING THAT COULD DAMAGE OR ERODE THE TRUST OUR CLIENTS PLACE IN PANAGORA AND ITS EMPLOYEES. THIS IS THE SPIRIT OF THE CODE OF ETHICS. IN ACCEPTING EMPLOYMENT AT PANAGORA, EVERY EMPLOYEE ACCEPTS THE ABSOLUTE OBLIGATION TO COMPLY WITH THE LETTER AND THE SPIRIT OF THE CODE OF ETHICS. FAILURE TO COMPLY WITH THE SPIRIT OF THE CODE OF ETHICS IS JUST AS MUCH A VIOLATION OF THE CODE AS FAILURE TO COMPLY WITH THE WRITTEN RULES OF THE CODE.

THE RULES OF THE CODE COVER ACTIVITIES, INCLUDING PERSONAL SECURITIES TRANSACTIONS, OF PANAGORA EMPLOYEES, CERTAIN FAMILY MEMBERS OF EMPLOYEES, AND ENTITIES (SUCH AS CORPORATIONS, TRUSTS, OR PARTNERSHIPS) THAT EMPLOYEES MAY BE DEEMED TO CONTROL OR INFLUENCE.

SANCTIONS WILL BE IMPOSED FOR VIOLATIONS OF THE CODE OF ETHICS. SANCTIONS MAY INCLUDE MONETARY FINES, BANS ON PERSONAL TRADING, REDUCTIONS IN SALARY INCREASES OR BONUSES, DISGORGEMENT OF TRADING PROFITS, SUSPENSION OF EMPLOYMENT, AND TERMINATION OF EMPLOYMENT. THE PROCEEDS RESULTING FROM MONETARY SANCTIONS WILL BE GIVEN TO A CHARITY CHOSEN BY THE CODE OF ETHICS OFFICER.

INSIDER TRADING

PanAgora employees are forbidden to buy or sell any security while either PanAgora or the employee is in possession of material, non-public information (inside information) concerning the security or the issuer. A violation of PanAgora's insider trading policies may result in criminal and civil penalties, including imprisonment, disgorgement of profits, and substantial fines. AN EMPLOYEE AWARE OF OR IN POSSESSION OF INSIDE INFORMATION MUST REPORT IT IMMEDIATELY TO THE CODE OF ETHICS OFFICER OR THE DEPUTY CODE OF ETHICS OFFICER. SEE APPENDIX A: OVERVIEW OF INSIDER TRADING.

CONFLICTS OF INTEREST

The Code of Ethics imposes limits on activities of PanAgora employees where the activity may conflict with the interests of PanAgora or its clients. These include limits on the receipt and solicitation of gifts and on service as a fiduciary for a person or entity outside of PanAgora.

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For example, PanAgora employees generally may not accept gifts over $100 in total value in a calendar year from any entity or any supplier of goods or services to PanAgora. In addition, a PanAgora employee may not serve as a director of any corporation or other entity without prior written approval of the Code of Ethics Officer, and PANAGORA EMPLOYEES MAY NOT BE MEMBERS OF INVESTMENT CLUBS.

CONFIDENTIALITY

Information about PanAgora clients and PanAgora investment activity and research is proprietary and confidential and may not be disclosed or used by any PanAgora employee outside PanAgora without a valid business purpose.

PUTNAM MUTUAL FUNDS

All employees and certain family members are subject to a minimum 90-day holding period for shares in Putnam's open-end mutual funds. This restriction does not apply to Putnam's money market funds. Except in limited circumstances, all employees must hold Putnam open-end fund shares in accounts at Putnam.

PERSONAL SECURITIES TRADING

PanAgora employees may not buy or sell any security for their own account without clearing the proposed transaction in advance. Clearance is facilitated through the Personal Trading Assistant (PTA), the online pre-clearance system for equity securities, and directly with the Code of Ethics Administrator for fixed-income securities and transactions in PanAgora or Putnam closed-end funds. Certain securities are exempted from this pre-clearance requirement (e.g., shares of open-end (not closed-end) mutual funds).

PanAgora employees may not buy any securities in an initial public offering or in a private placement, except in limited circumstances when prior written authorization is obtained.

Clearance must be obtained in advance, between 9:00 a.m. and 4:00 p.m. Eastern Standard Time (EST) on the day of the trade. A CLEARANCE IS VALID ONLY FOR THE DAY IT IS OBTAINED. PanAgora employees are strongly discouraged from engaging in excessive trading for their personal accounts. Employees will be prohibited from making more than 10 trades in individual securities within a quarter. Trading in excess of this level will be reviewed with the Code of Ethics Oversight Committee.

PANAGORA/PUTNAM MUTUAL FUNDS

All employees and certain family members are subject to a minimum 90-day holding period for shares in PanAgora and Putnam's open-end mutual funds. This restriction does not apply to PanAgora or Putnam's money market funds. Except in limited circumstances, all employees must hold any PanAgora or Putnam open-end fund shares

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in accounts at PanAgora or Putnam Preferred Access.

SHORT SELLING

PanAgora employees are prohibited from short selling any security, whether or not it is held in a PanAgora client portfolio, except that short selling against broad market indexes and "against the box" are permitted. Note, however, that short selling "against the box" or otherwise hedging an investment in shares of Marsh & McLennan (MMC) stock is prohibited.

CONFIRMATIONS OF TRADING AND PERIODIC ACCOUNT STATEMENTS

All PanAgora employees must have their brokers send duplicate confirmations and STATEMENTS OF PERSONAL SECURITIES TRANSACTIONS, including transactions of those who share the same household as the employee or for accounts over which the employee has investment discretion, to the Code of Ethics Officer. Employees must contact the Code of Ethics Administrator to (a) obtain an authorization letter from PanAgora to hold the account (b) provide instructions to the broker in establishing the Rule 407 Letter from PanAgora for setting up a personal brokerage account and (c) enter broker account profile into PTA.

QUARTERLY AND ANNUAL REPORTING

All employees of PanAgora are Access Persons. Access persons must report all their securities transactions in each calendar quarter to the Code of Ethics Officer within 15 days after the end of the quarter. All Access Persons must disclose all personal securities holdings (even those to which pre-clearance may not apply) upon commencement of employment, quarterly and thereafter on an annual basis. If you fail to report as required, salary increases and bonuses may be reduced. Egregious conduct, e.g., willful failures to report, will be subject to harsher sanctions, which may include termination of employment.

IPOS AND PRIVATE PLACEMENTS

PanAgora employees may not buy any securities in an initial public offering or in a private placement, except in limited circumstances when prior written authorization is obtained.

PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS
AND CERTAIN INVESTMENT PROFESSIONALS

The Code imposes several special restrictions on personal securities transactions by Access Persons and certain investment professionals, which are summarized as follows. (Refer to Section II for details):

o 90-DAY SHORT TERM HOLDING PERIOD. No Access Person shall purchase and then sell at a

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profit, or sell and then repurchase at a lower price, any security or related derivative security within 90 calendar days regardless of tax lot election.

o 7-DAY RULE. Before a portfolio manager or research analyst places an order to buy a security for any portfolio he manages/researches, he must sell from his personal account any such security or related derivative security purchased within the preceding seven calendar days and disgorge any profit from the sale.

o BLACKOUT RULES. No portfolio manager or research analyst may sell any security or related derivative security for her personal account until seven calendar days have passed since the most recent purchase of that security or related derivative security by any portfolio she manages/researches. No portfolio manager or research analyst may buy any security or related derivative security for his personal account until seven calendar days have passed since the most recent sale of that security or related derivative security by any portfolio he manages/researches.

o CONTRA-TRADING RULE. No portfolio manager may sell out of her personal account any security or related derivative security that is held in any portfolio she manages unless she has received the written approval of an appropriate Director in your group and the Code of Ethics Officer.

o No portfolio manager may cause a PanAgora client to take action for the manager's own personal benefit.

Similar rules limit personal securities transactions by analysts and directors. Please read these rules carefully as you are responsible for understanding the restrictions.

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PREAMBLE

IT IS THE PERSONAL RESPONSIBILITY OF EVERY PANAGORA EMPLOYEE TO AVOID ANY CONDUCT THAT WOULD CREATE A CONFLICT, OR EVEN THE APPEARANCE OF A CONFLICT, WITH OUR FUND SHAREHOLDERS OR OTHER CLIENTS, OR DO ANYTHING THAT COULD DAMAGE OR ERODE THE TRUST OUR CLIENTS PLACE IN PANAGORA AND ITS EMPLOYEES. THIS IS THE SPIRIT OF THE CODE OF ETHICS. IN ACCEPTING EMPLOYMENT AT PANAGORA, EVERY EMPLOYEE ALSO ACCEPTS THE ABSOLUTE OBLIGATION TO COMPLY WITH THE LETTER AND THE SPIRIT OF THE CODE OF ETHICS. FAILURE TO COMPLY WITH THE SPIRIT OF THE CODE OF ETHICS IS JUST AS MUCH A VIOLATION OF THE CODE AS FAILURE TO COMPLY WITH THE WRITTEN RULES OF THE CODE. SANCTIONS WILL BE IMPOSED FOR VIOLATIONS OF THE CODE OF ETHICS, INCLUDING THE CODE'S REPORTING REQUIREMENTS.

SANCTIONS WILL INCLUDE BANS ON PERSONAL TRADING, REDUCTIONS IN SALARY INCREASES OR BONUSES, DISGORGEMENT OF TRADING PROFITS, SUSPENSION OF EMPLOYMENT, AND TERMINATION OF EMPLOYMENT.

PanAgora is required by law to adopt a Code of Ethics. The purposes of the law are to ensure that companies and their employees comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment advisor and its clients. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence reposed in us by demonstrating that, at PanAgora, client interests come before personal interests.

The Code that follows represents a balancing of important interests. On the one hand, as a registered investment advisor, PanAgora owes a duty of undivided loyalty to its clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in PanAgora. On the other hand, PanAgora does not want to prevent conscientious professionals from investing for their own account where conflicts do not exist or are so attenuated as to be immaterial to investment decisions affecting PanAgora clients.

When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, PanAgora employees owe a fiduciary duty to PanAgora clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting PanAgora client portfolios or taking unfair advantage of the relationship PanAgora employees have to PanAgora clients.

The Code contains specific rules prohibiting defined types of conflicts. Because every potential conflict cannot be anticipated in advance, the Code also contains certain general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any individual who is in doubt about the applicability of the Code in a given situation seek a determination from the Code of Ethics Officer about the propriety of the conduct in advance. The procedures for obtaining such a determination are described in Section

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VI of the Code.

IT IS CRITICAL THAT THE CODE BE STRICTLY OBSERVED. NOT ONLY WILL ADHERENCE TO THE CODE ENSURE THAT PANAGORA RENDERS THE BEST POSSIBLE SERVICE TO ITS CLIENTS, IT WILL ENSURE THAT NO INDIVIDUAL IS LIABLE FOR VIOLATIONS OF LAW.

IT SHOULD BE EMPHASIZED THAT ADHERENCE TO THIS POLICY IS A FUNDAMENTAL CONDITION OF EMPLOYMENT AT PANAGORA. EVERY EMPLOYEE IS EXPECTED TO ADHERE TO THE REQUIREMENTS OF THIS CODE OF ETHICS DESPITE ANY INCONVENIENCE THAT MAY BE INVOLVED. ANY EMPLOYEE FAILING TO DO SO MAY BE SUBJECT TO SUCH DISCIPLINARY ACTION, INCLUDING FINANCIAL PENALTIES AND TERMINATION OF EMPLOYMENT, AS DETERMINED BY THE CODE OF ETHICS OFFICER, THE CODE OF ETHICS OVERSIGHT COMMITTEE OR THE CHIEF EXECUTIVE OFFICER OF PANAGORA.

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DEFINITIONS: CODE OF ETHICS

The words below are defined specifically for the purpose of PanAgora's Code of Ethics. GENDER REFERENCES IN THE CODE OF ETHICS ALTERNATE.

RULE OF CONSTRUCTION REGARDING TIME PERIODS

Unless the context indicates otherwise, time periods used in the Code of Ethics shall be measured inclusively, i.e., beginning on the dates from which the measurement is made.

EXCEPTIONS

Unless the context indicates otherwise, there will be no exceptions to the rules.

ACCESS PERSONS

All employees of PanAgora are considered Access Persons.

CODE OF ETHICS ADMINISTRATOR

The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, nondiscretionary administration of this Code. The current Code of Ethics Administrator is Kristina Eisnor, who can be reached at extension x6389.

CODE OF ETHICS OFFICER

The PanAgora officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the Chief Compliance Officer or such other person as is designated by the Chief Executive Officer of PanAgora. If the Code of Ethics Officer is unavailable, the Deputy Code of Ethics Officer shall act in his or her stead. The Code of Ethics Officer is Louis X. Iglesias. The Deputy Code of Ethics Officer is Kristina I. Eisnor.

CODE OF ETHICS OVERSIGHT COMMITTEE

Has oversight responsibility for administering the Code of Ethics. Members include the Code of Ethics Officer and other members of PanAgora's senior management approved by the Chief Executive Officer of PanAgora.

IMMEDIATE FAMILY

Spouse, partner, minor children, or other relatives living in the same household as the PanAgora employee.

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NARROW-BASED DERIVATIVE

A future, swap, option, or similar derivative instrument whose return is determined by reference to fewer than 25 underlying issuers. Single stock futures and exchange traded funds based on fewer than 25 issuers are included.

PERSONAL TRADING ASSISTANT (PTA)

The Personal Trading Assistant (PTA) is an intuitive, browser-based application that provides an automated and streamlined mechanism for managing employee personal trading practices, e.g. pre-clearance, reporting and certifications in accordance with regulatory requirements and PanAgora's Code of Ethics.

POLICY STATEMENTS

The Policy Statement Concerning Insider Trading Prohibitions attached to the Code as Appendix A and the Policy Statement Regarding Employee Trades in Shares of PanAgora or Putnam closed-end funds attached to the Code as Appendix B.

PRIVATE PLACEMENT

Any offering of a security not offered to the public and not requiring registration with the relevant securities authorities.

PURCHASE OR SALE OF A SECURITY

Any acquisition or transfer of any interest in the security for direct or indirect consideration; this includes the writing of an option. This definition includes any transfer of a security by an employee as a gift to an individual or a charity.

PANAGORA

Any or all of PanAgora, and its subsidiaries, any one of which shall be a PanAgora company.

PANAGORA CLIENT

Any of the PanAgora mutual funds, or any advisory, trust, or other client of PanAgora.

PANAGORA EMPLOYEE (OR EMPLOYEE)

Any employee of PanAgora.

RESTRICTED LIST

The list established in accordance with Rule 1 of Section I.A.

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SECURITY

The following instruments are defined as "securities" and require pre-clearance:

o Any type or class of equity or debt security; any rights relating to a security, such as warrants, convertible securities

o    Closed-end funds

o    Narrow-based derivative.

Unless otherwise noted, the term security does not include:

     o    Currencies

     o Direct and indirect obligations of the U.S. government and its agencies

     o    Commercial paper

     o    Certificates of deposit

     o    Repurchase agreements

     o    Bankers' acceptances

     o    Any other money market instruments

     o Exchange traded index funds containing a portfolio or securities of 25 or more issuers (e.g., SPDRs, WEBs, QQQs)

     o    Commodities

     o Any option on a broad-based market index or an exchange-traded futures contract or option

TRANSACTION FOR A PERSONAL ACCOUNT (OR PERSONAL SECURITIES TRANSACTION)

Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a PanAgora employee or immediate family member is a general partner or a partner with investment discretion; (d) for the account of a trust in which a PanAgora employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely-held corporation in which a PanAgora employee or immediate family member holds shares and for which he has investment discretion; and (f) for any account other than a PanAgora client account, which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.

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SECTION I

PERSONAL SECURITIES RULES FOR ALL EMPLOYEES

A. Pre-clearance and the Restricted List

RULE 1 - REQUIREMENT TO PRE-CLEAR

NO PANAGORA EMPLOYEE SHALL PURCHASE OR SELL FOR HIS PERSONAL ACCOUNT ANY SECURITY (OTHER THAN SHARES OF OPEN-END INVESTMENT COMPANIES) WITHOUT PRIOR CLEARANCE OBTAINED THROUGH PROCEDURES SET FORTH BY THE CODE OF ETHICS OFFICER. EQUITY SECURITIES ARE PRE-CLEARED THROUGH THE PERSONAL TRADING ASSISTANT (PTA) PUTNAM'S INTRANET PRE-CLEARANCE SYSTEM (UNDER THE @PUTNAM TAB OF WWW.IBENEFITCENTER.COM). FIXED-INCOME SECURITIES MUST BE PRE-CLEARED BY CALLING THE CODE OF ETHICS ADMINISTRATOR, AND THERE ARE SPECIAL RULES FOR TRADING IN PANAGORA OR PUTNAM CLOSED-END FUNDS. SEE APPENDIX B. SUBJECT TO THE LIMITED EXCEPTIONS BELOW, NO CLEARANCE WILL BE GRANTED FOR SECURITIES APPEARING ON THE RESTRICTED LIST. SECURITIES WILL BE PLACED ON THE RESTRICTED LIST IN THE FOLLOWING CIRCUMSTANCES:

(a) When orders to purchase or sell such security have been entered for any PanAgora client, or the security is being actively considered for purchase for any PanAgora client, unless the security is a nonconvertible investment grade rated (at least BBB by S&P or Baa by Moody's) fixed-income investment;

(b) When such a security is a voting security of a corporation in the banking, savings and loan, communications, or gaming (i.e., casinos) industries, if holdings of PanAgora or Putnam clients in that corporation exceed 7% (for public utilities, the threshold is 4%);

(c) When, in the judgment of the Code of Ethics Officer, other circumstances warrant restricting personal transactions of PanAgora employees in a particular security;

(d) When required under the circumstances described in the Policy Statement Concerning Insider Trading Prohibitions, attached as Appendix A.

Reminder: Securities for an employee's personal account include securities owned by certain family members of a PanAgora employee. Thus, this Rule prohibits certain trades by family members of PanAgora employees. See Definitions.

All employee trading in MMC securities must be pre-cleared in the Code of Ethics system. MMC securities include stock, options and any other securities such as debt. Trades in the MMC Employee Stock Purchase Plan and in all Putnam and MMC employee benefit and bonus plans, i.e., re-allocating, rebalancing or exchanging in and out of the 401(k), Profit Sharing Plan, etc., are included in this requirement.

PRE-CLEARANCE OF MMC IS REQUIRED WHEN, FOR EXAMPLE, YOU:

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     o    Sell MMC out of the Stock Purchase Plan

     o    Exchange shares into or out of your 401(k) Plan / Profit Sharing Plan

     o Re-allocate your Putnam Fund choices which results in a buy or sell of MMC from your 401(k) / Profit Sharing/Bonus plans

     o    Trade in MMC securities in other accounts held outside Putnam

          PRE-CLEARANCE IS NOT REQUIRED WHEN YOU:

     o Increase/decrease the amount of money that is automatically deducted (systematic plan) from your paycheck and used to purchase MMC shares in your 401(k)/Profit Sharing Plan/Stock Purchase Plan

     o Maintain standing instructions to have money deducted (automatic payroll deductions) and want to increase the % or decrease the % allocated or instruct to reduce to "0" in your 401(k) / Profit Sharing / Bonus plans

     o    Apply for a loan and/or make withdrawals

COMMENTS

All transactions of MMC require pre-clearance in PTA before you contact your broker to trade shares in an outside brokerage account and before contacting Smith Barney to sell shares out of your Stock Purchase Plan. Also, if MMC is one of your choices in the 401(k) Salary Savings or Profit Sharing Plans, all exchanges in/out must be cleared. Even though clearance is not required for Putnam Mutual Funds, if you do not wish to include MMC shares when rebalancing any of your fund choices, which will result in an automatic exchange of your MMC shares, you must remember to exclude MMC shares prior to submitting your changes. Online: check the `BOX' to exclude MMC or by telephone with a Putnam representative: ask to exclude MMC before rebalancing the funds.

ADDITIONAL MMC RELATED POLICIES:

     o MMC securities may from time to time be restricted due to the federal laws which govern trading on inside information. ALL TRANSACTIONS are prohibited during this period.

     o Members of the Executive Board of Directors and members of the Chief Financial Officer's senior staff may not trade in MMC securities during the calendar quarter end prior to the public announcement of MMC's earnings.

     o Transactions in MMC securities are NOT subject to the 90-Day Short Term Rule (APPLICABLE TO ACCESS PERSONS ONLY) or to the holding periods that apply to Putnam Mutual Funds.

COMPLIANCE WITH THIS RULE DOES NOT EXEMPT AN EMPLOYEE FROM COMPLYING WITH ANY OTHER APPLICABLE RULES OF THE CODE, SUCH AS THOSE DESCRIBED IN SECTION III. IN PARTICULAR, ACCESS PERSONS AND CERTAIN INVESTMENT PROFESSIONALS MUST COMPLY WITH THE SPECIAL RULES SET FORTH IN SECTION II.

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IMPLEMENTATION

A. MAINTENANCE OF RESTRICTED LIST. The Restricted List shall be maintained by the Code of Ethics Administrator.

B. Requests to make personal securities transactions may not be made using the system or presented to the Code of Ethics Administrator after 4:00 p.m. EST.

Pre-clearance of fixed income securities and PanAgora or Putnam closed-end funds must be made by calling the Code of Ethics Administrator.

The pre-clearance is obtained through the Personal Trading Assistant (PTA) system. The system may be accessed online either at ibenefitcenter.com by clicking on "Employee Essentials" under the @Putnam tab and selecting "Clear personal trade", or at iworkplace. Employees may pre-clear securities between 9:00 a.m. and 4:00 p.m. ET. Requests to make personal securities transactions may not be made using the system or presented to the Code of Ethics Administrator before 9:00 a.m. or after 4:00 p.m. ET.

Pre-clearance must be made by calling the Code of Ethics Administrator for fixed-income (munis and corporate) bonds, including non-convertible investment grade rated (BBB by S&P or Baa by Moody's) and Putnam closed-end funds.

The PTA system will inform the employee whether the security may be traded and whether trading in the security is subject to the "Large Cap" limitation or the "Considered List - Limited Sale Exception". The response of the pre-clearance system as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

A CLEARANCE IS ONLY VALID FOR TRADING ON THE DAY IT IS OBTAINED. TRADES IN SECURITIES LISTED ON ASIAN OR EUROPEAN STOCK EXCHANGES, HOWEVER, MAY BE EXECUTED WITHIN ONE BUSINESS DAY AFTER PRE-CLEARANCE IS OBTAINED.

If a security is not on the Restricted List, other classes of securities of the same issuer (e.g., preferred or convertible preferred stock) may be on the Restricted List. It is the employee's responsibility to identify with particularity the class of securities for which permission is being sought for a personal investment.

If the pre-clearance system does not recognize a security, or if an employee is unable to use the system or has any questions with respect to the system or pre-clearance, the employee may consult the Code of Ethics Administrator. The Code of Ethics Administrator shall not have authority to answer any questions about a security other than whether trading is permitted. The response of the Code of Ethics Administrator as to whether a security appears on the Restricted List and, if so, whether it is eligible for any applicable exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

EXCEPTIONS

A. LARGE CAP EXCEPTION. If a security appearing on the Restricted List is an equity security for which the issuer has a market capitalization (defined as outstanding shares multiplied by current price per share) of over $5 billion, then a PanAgora employee may purchase or sell up to 1,000 shares of the security per day for his personal account. This exception does not apply if the security appears on the Restricted List in the circumstances described in subpart (b),
(c), or (d) of Rule 1.

B. PRE-CLEARING TRANSACTIONS EFFECTED BY SHARE SUBSCRIPTION. The purchase of securities made by subscription rather than on an exchange are limited to issuers having a market capitalization of $5 billion or more and are subject to a 1,000 share limit. The following are procedures to comply with Rule 1 when effecting a purchase or sale of shares by subscription:

(a) The PanAgora employee must pre-clear the trade on the day he or she submits a subscription to the issuer, rather than on the actual day of the trade since the actual day of the trade typically will not be known to the employee who submits the subscription. At the time of pre-clearance, the employee will be told whether the purchase is permitted (in the case of a corporation having a market capitalization of $5 billion or more), or not permitted (in the case of a smaller capitalization issuer).

(b) The subscription for any purchase or sale of shares must be reported on the employee's quarterly personal securities transaction report, noting the trade was accomplished by subscription.

(c) Because no brokers are involved in the transaction, the confirmation requirement will be waived for these transactions, although the PanAgora employee must provide the Legal and Compliance Department with any transaction summaries or statements sent by the issuer.

C. TRADES IN APPROVED DISCRETIONARY BROKERAGE ACCOUNTS. A transaction does not need to be pre-cleared if it takes place in an account that the Code of Ethics Officer has approved in writing as exempt from the pre-clearance requirement. In the sole discretion of the Code of Ethics Officer accounts that will be considered for exclusion from the pre-clearance requirement are only those for which an employee's securities broker or investment advisor has complete discretion (a discretionary account) and the following conditions are met (i) the employee certifies annually in writing that the employee has no influence over the transactions in the discretionary account and is not aware of the transactions in the discretionary account prior to their execution, (ii) the compliance department of the employee's broker or investment advisor certifies annually in writing that the employee has no influence over the transactions in the discretionary account and is not aware of the transactions in the discretionary account prior to their execution; and

(iii) each calendar quarter, the broker or investment advisor sends PanAgora's Code of Ethics Administrator copies of each quarterly statement for the discretionary account. Employees wishing to seek such an exemption must send a written request to the Code of Ethics Administrator.

COMMENTS

o PRE-CLEARANCE. Subpart (a) of Rule 1 is designed to avoid the conflict of interest that might occur when an employee trades for his personal account a security that currently is being traded or is likely to be traded for a PanAgora client. Such conflicts arise, for example, when the trades of an employee might have an impact on the price or availability of a particular security, or when the trades of the client might have an impact on price to the benefit of the employee. Thus, exceptions involve situations where the trade of a PanAgora employee is unlikely to have an impact on the market.

o REGULATORY LIMITS. Owing to a variety of federal statutes and regulations in the banking, savings and loan, communications, and gaming industries, it is critical that accounts of PanAgora and Putnam clients not hold more than 10% of the voting securities (5% for public utilities) of any issuer in those industries. Because of the risk that the personal holdings of PanAgora and Putnam employees may be aggregated with PanAgora and Putnam holdings for these purposes, subpart (b) of this Rule limits personal trades in these areas. The 7% limit (4% for public utilities) will allow the regulatory limits to be observed.

o OPTIONS. For the purposes of this Code, options are treated like the underlying security. See Definitions. Thus, an employee may not purchase, sell, or "write" option contracts for a security that is on the Restricted List. The automatic exercise of an options contract (the purchase or writing of which was previously pre-cleared) does not have to be pre-cleared. Note, however, that the sale of securities obtained through the exercise of options must be pre-cleared.

o INVOLUNTARY TRANSACTIONS. Involuntary personal securities transactions are exempted from the Code. Special attention should be paid to this exemption. (See
Section I.D.)

o TENDER OFFERS. This Rule does not prohibit an employee from tendering securities from his personal account in response to an any and all tender offer, even if PanAgora clients are also tendering securities. A PanAgora employee is, however, prohibited from tendering securities from his personal account in response to a partial tender offer, if PanAgora clients are also tendering securities.

o MMC SECURITIES. The pre-clearance, reporting and the rules applicable to personal trading apply to securities of MMC, including MMC shares held in the PanAgora 401(k) plans and in the MMC Stock Purchase Plan.

SANCTIONS GUIDELINES

The Code of Ethics Oversight Committee is responsible for setting sanctions policies for violating the Code. The Committee has adopted the following minimum monetary sanctions for violations of the Code. These sanctions apply even if the exception results from inadvertence rather than intentional misbehavior. The Code of Ethics Officer is authorized to impose the minimum sanction on employees without further Committee action. However, the sanctions noted below are only minimums and the Committee reserves the right to impose additional sanctions such as higher monetary sanctions, trading bans, suspension or termination of employment as it determines to be appropriate.

The minimum sanction for a violation of the following Rules is disgorgement of any profits or payment of avoided losses and the following payments:

Section IA, Rule 1 (Pre-clearance and Restricted List)

Section IB, Rule 1 (Short-selling)

Section IB, Rule 2 (IPOs)

Section IB, Rule 3 (Private Placements)

Section IB, Rule 4 (Trading with Inside Information)

Section IB, Rules 6-8 (Holding and trading of Putnam Funds)

Section II, Rule 2 (7-Day Rule)

Section II, Rule 3 (Black-out Rule

Section II, Rule 4, (Contra-Trading Rule)

Section II, Rule 5 (Trading for personal benefit)

                                                                 NON-INVESTMENT
                             DIRECTOR/OFFICER        PM          PROFESSIONAL
                             ----------------        ----        --------------
1st violation                $  500                  $250        $ 50
2nd                          $1,000                  $500        $100
3rd                          Minimum monetary sanction as above with ban on all
                             new personal individual investments

The minimum sanction for violations of all other rules in the Code is as follows:

                                                                 NON-INVESTMENT
                             DIRECTOR/OFFICER        PM          PROFESSIONAL
                             ----------------        ----        --------------
1st violation                $100                    $ 50        $25
2nd                          $200                    $100        $50
3rd                          Minimum monetary sanction as above with ban on all
                             new personal individual investments

The reference period for determining whether a violation is initial or subsequent will be five years.

NOTE

These are the sanction guidelines for successive failures to pre-clear personal trades within a two-year period. The Code of Ethics Oversight Committee retains the right to increase or decrease the sanction for a particular violation in light of the circumstances.

The Committee's belief that an employee has violated the Code of Ethics intentionally may result in more severe sanctions than outlined in the guidelines above. The sanctions described in paragraph B apply to Restricted List securities that are: (a) small-cap stocks (i.e., stocks not entitled to the Large Cap exception) and (b) large-cap stocks that exceed the daily 1,000 share maximum permitted under the Large Cap exception. Failure to pre-clear an otherwise permitted trade of up to 1,000 shares of a large-cap security is subject to the sanctions described above in paragraph A.

B. Prohibited Transactions

RULE 1

PANAGORA EMPLOYEES ARE PROHIBITED FROM SHORT SELLING ANY SECURITY, WHETHER OR NOT THE SECURITY IS HELD IN A PANAGORA CLIENT PORTFOLIO. EMPLOYEES ARE PROHIBITED FROM HEDGING INVESTMENTS MADE IN SECURITIES OF MMC.

EXCEPTIONS

A. LARGE CAP EXCEPTIONS. If a security appearing on the Restricted List is an equity security for which the issuer has a market capitalization (defined as outstanding shares multiplied by current price per share) of over $5 billion, then upon clearance approval, the Putnam employee may not trade more than 1,000 shares of the security for the day.

B. CONSIDERED LIST LIMITED SALE EXEMPTION. As the PanAgora list of considered securities is broad and inclusive, employees will be permitted to make limited sales but not purchase of securities held in their accounts if the security is on the Considered List but not if it is on the Restricted List for any other purpose. Upon pre-clearance of the equity security with a market capitalization of $500 million (but not in excess of $5 billion) the employee will be permitted to sell up to 250 shares.

C. PRE-CLEARING TRANSACTIONS EFFECTED BY SHARE SUBSCRIPTION. Trades of securities made by subscription rather than on an exchange are limited to issuers having a market capitalization of $5 billion or more and are subject to the 1,000 share limit. The following are procedures to comply with Rule 1 when effecting a purchase or sale of shares by subscription:

     o The PanAgora employee must pre-clear the trade on the day he or she submits a subscription to the issuer, rather than on the actual day of the trade since the actual day of the trade typically will not be known to the employee who submits the subscription. The employee must contact the Code of Ethics Administrator at the time of pre-clearance and will be told whether the purchase is permitted (in the case of a corporation having a market capitalization of $5 billion or more), or not permitted (in the case of a smaller capitalization issuer).

     o The subscription for any purchase or sale of shares must be reported on the Access Person's quarterly personal securities transaction report, noting the trade was accomplished by subscription.

     o Because no brokers are involved in the transaction, the confirmation requirement will be waived for these transactions, although the PanAgora employee must provide the Compliance Department with any transaction summaries or statements sent by the issuer.

D. TRADES IN APPROVED DISCRETIONARY BROKERAGE ACCOUNTS. A transaction does not need to be pre-cleared if it takes place in an account that the Code of Ethics Officer has approved in writing as exempt from the pre-clearance requirement. In the sole discretion of the Code of Ethics Officer accounts that will be considered for exclusion from the pre-clearance requirement are only those for which an employee's securities broker or investment advisor has complete discretion (a discretionary account) and the following conditions are met (i) the employee certifies annually in writing that the employee has no influence over the transactions in the discretionary account and is not aware of the transactions in the discretionary account prior to their execution, (ii) the compliance department of the employee's broker or investment advisor certifies annually in writing that the employee has no influence over the transactions in the discretionary account and is not aware of the transactions in the discretionary account prior to their execution; and (iii) each calendar quarter, the broker or investment advisor sends Putnam's Code of Ethics Administrator copies of each quarterly statement for the discretionary account. Employees wishing to seek such an exemption must send a written request to the Code of Ethics Administrator.

Short selling against broad market indexes (such as the Dow Jones Industrial Average, the NASDAQ index, and the S&P 100 and 500 indexes) and short selling against the box are permitted (except that short selling shares of MMC against the box is not permitted).

RULE 2

NO PANAGORA EMPLOYEE SHALL PURCHASE ANY SECURITY FOR HER PERSONAL ACCOUNT IN AN INITIAL PUBLIC OFFERING.

EXCEPTION

PRE-EXISTING STATUS EXCEPTION. A PanAgora employee shall not be barred by this Rule or by Rule 1(a) of Section I.A. from purchasing securities for her personal account in connection with an initial public offering of securities by a bank or insurance company when the employee's status as a policyholder or depositor entitles her to purchase securities on terms more favorable than those available to the general public, in connection with the bank's conversion from mutual or cooperative form to stock form, or the insurance company's conversion from mutual to stock form, provided that the employee has had the status entitling her to purchase on favorable terms for at least two years. This exception is only available with respect to the value of bank deposits or insurance policies that an employee owns before the announcement of the initial public offering. This exception does not apply, however, if the security appears on the Restricted List in the circumstances set forth in subparts (b), (c), or (d) of
Section I.A., Rule 1.

IMPLEMENTATION

A. GENERAL IMPLEMENTATION. An employee shall inquire, before any purchase of a security for her personal account, whether the security to be purchased is being offered pursuant to an initial public offering. If the security is offered through an initial public offering, the employee shall refrain from purchasing that security for her personal account unless the exception applies.

B. ADMINISTRATION OF EXCEPTION. If the employee believes the exception applies, she shall consult the Code of Ethics Administrator concerning whether the security appears on the Restricted List and if so, whether it is eligible for this exception.

COMMENTS

o The purpose of this Rule is designed to avoid the conflict of interest that might occur when an employee trades for his personal account a security that currently is being traded or is likely to be traded for a PanAgora client. Such conflicts arise, for example, when the trades of an employee might have an impact on the price or availability of a particular security, or when the trades of the client might have an impact on price to the benefit of the employee. Thus, exceptions involve situations where the trade of a Putnam employee is unlikely to have an impact on the market.

o Purchases of securities in the immediate after-market of an initial public offering are not prohibited, provided they do not constitute violations of other portions of the Code of Ethics. For example, participation in the immediate after-market as a result of a special allocation from an underwriting group would be prohibited by Section III, Rule 3 concerning gifts and other favors.

o Public offerings subsequent to initial public offerings are not deemed to create the same potential for competition between PanAgora employees and PanAgora clients because of the pre-existence of a market for the securities.

RULE 3 - PRIVATE PLACEMENT PRE-APPROVAL REQUIREMENTS

NO PANAGORA EMPLOYEE SHALL PURCHASE ANY SECURITY FOR HIS PERSONAL ACCOUNT IN A LIMITED PRIVATE OFFERING OR PRIVATE PLACEMENT. PRIVATELY PLACED LIMITED PARTNERSHIPS ARE SPECIFICALLY INCLUDED IN THIS RULE.

COMMENTS

o The purpose of this Rule is to prevent a PanAgora employee from investing in securities for his own account pursuant to a limited private offering that could compete with or disadvantage PanAgora clients, and to prevent PanAgora employees from being subject to efforts to curry favor by those who seek to do business with PanAgora.

o Exemptions to the prohibition will generally not be granted where the proposed investment relates directly or indirectly to investments by a PanAgora client, or where individuals involved in the offering (including the issuers, broker, underwriter, placement agent, promoter, fellow investors and affiliates of the foregoing) have any prior or existing business relationship with PanAgora or a PanAgora employee, or where the PanAgora employee believes that such individuals may expect to have a future business relationship with PanAgora or a PanAgora employee.

o An exemption may be granted, subject to reviewing all the facts and circumstances, for investments in:

(a) Pooled investment funds, including hedge funds, subject to the condition that an employee investing in a pooled investment fund would have no involvement in the activities or decision-making process of the fund except for financial reports made in the ordinary course of the fund's business, and subject to the condition that the hedge fund does not invest significantly in registered investment companies.

(b) Private placements where the investment cannot relate, or be expected to relate, directly or indirectly to PanAgora or investments by a PanAgora client.

o Employees who apply for an exemption will be expected to disclose to the Code of Ethics Officer in writing all facts and relationships relating to the proposed investment.

o Applications to invest in private placements will be reviewed by the Code of Ethics Oversight Committee. This review will take into account, among other factors, the considerations described in the preceding comments.

RULE 4 - TRADING WITH MATERIAL NON-PUBLIC INFORMATION

NO PANAGORA EMPLOYEE SHALL PURCHASE OR SELL ANY SECURITY FOR HER PERSONAL ACCOUNT OR FOR ANY PANAGORA CLIENT ACCOUNT WHILE IN POSSESSION OF MATERIAL, NONPUBLIC INFORMATION CONCERNING THE SECURITY OR THE ISSUER.

EXCEPTIONS

None. Please read Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

RULE 5 - NO PERSONAL TRADING WITH CLIENT PORTFOLIOS

NO PUTNAMPANAGORA EMPLOYEE SHALL PURCHASE FROM OR SELL TO A PANAGORA CLIENT ANY SECURITIES OR OTHER PROPERTY FOR HIS PERSONAL ACCOUNT, NOR ENGAGE IN ANY PERSONAL TRANSACTION TO WHICH A PANAGORA CLIENT IS KNOWN TO BE A PARTY, OR WHICH TRANSACTION MAY HAVE A SIGNIFICANT RELATIONSHIP TO ANY ACTION TAKEN BY A PANAGORA CLIENT.

EXCEPTIONS

None.

IMPLEMENTATION

It shall be the responsibility of every PanAgora employee to make inquiry prior to any personal transaction sufficient to satisfy himself that the requirements of this Rule have been met.

COMMENT

This rule is required by federal law. It does not prohibit a PanAgora employee from purchasing any shares of an open-end PanAgora fund. The policy with respect to employee trading in closed-end PanAgora funds is attached as Appendix B.

RULE 6 - HOLDING OF PUTNAM MUTUAL FUND SHARES

PANAGORA EMPLOYEES MAY NOT HOLD SHARES OF PANAGORA OR PUTNAM OPEN-END U.S. MUTUAL FUNDS OTHER THAN THROUGH ACCOUNTS MAINTAINED AT PANAGORA/PUTNAM THROUGH PUTNAM PREFERRED ACCESS (PPA). EMPLOYEES PLACING PURCHASE ORDERS IN SHARES OF PANAGORA OR PUTNAM OPEN-END FUNDS MUST PLACE SUCH ORDERS THROUGH PANAGORA/PUTNAM AND NOT THROUGH AN OUTSIDE BROKER OR OTHER INTERMEDIARY. EMPLOYEES REDEEMING OR EXCHANGING SHARES OF PANAGORA OR PUTNAM OPEN-END FUNDS MUST PLACE THOSE ORDERS THROUGH PANAGORA/PUTNAM AND NOT THROUGH AN OUTSIDE BROKER OR OTHER INTERMEDIARY. CONTACT A PPA REPRESENTATIVE AT 1-800-634-1590 FOR INSTRUCTIONS ON HOW TO TRANSFER THESE FUNDS.

REMINDER:

For purposes of this Rule, "employee" includes:

o Members of the immediate family of a PanAgora employee who share the same household as the employee or for whom the PanAgora employee has investment discretion (family member);

o Any trust in which a PanAgora employee or family member is a trustee with investment discretion and in which such PanAgora employee or any family member are collectively beneficiaries;

o Any closely-held entity (such as a partnership, limited liability company, or corporation) in which a PanAgora employee and his or her family members hold a controlling interest and with respect to which they have investment discretion; and

o Any account (including any retirement, pension, deferred compensation, or similar account) in which a PanAgora employee or family member has a substantial economic interest and over which said PanAgora employee or family member exercises investment discretion.

COMMENTS

THESE REQUIREMENTS ALSO APPLY TO:

o     self-directed IRA accounts holding Putnam fund shares.

o variable insurance accounts, which invest in Putnam Variable Trusts such as the Putnam/Hartford Capital Manager Programs. Employees must designate Putnam Retail Management as the broker of record for all such accounts. Employees may not hold an interest in Putnam Variable Trust which cannot be held through Putnam.

EXCEPTION

Retirement, pension, deferred compensation and similar accounts that cannot be legally transferred to Putnam are not subject to the requirement. For example, a spouse of a PanAgora employee may have a 401(k) plan with her employer that invests in Putnam funds. Any employee who continues to hold shares in open-end Putnam funds outside of Putnam must notify the Code of Ethics Officer in writing of the account information, provide the reason why the account cannot be transferred to Putnam and arrange for a quarterly statement of transaction in such account to be sent to the Code of Ethics Administrator.

RULE 7 - PUTNAM MUTUAL FUND EMPLOYEE RESTRICTIONS

(A) EMPLOYEES DEFINED IN RULE 6 MAY NOT, WITHIN A 90-CALENDAR DAY PERIOD, MAKE A PURCHASE FOLLOWED BY A SALE OR A SALE FOLLOWED BY A PURCHASE OF SHARES OF THE SAME OPEN-END PUTNAM MUTUAL FUND EVEN IF THE TRANSACTIONS OCCUR IN DIFFERENT ACCOUNTS.

(B) EMPLOYEES WHO ARE ACCESS PERSONS MAY NOT, WITHIN A ONE-YEAR PERIOD, MAKE A PURCHASE FOLLOWED BY A SALE OR A SALE FOLLOWED BY A PURCHASE OF SHARES OF THE SAME OPEN-END PUTNAM MUTUAL FUND OR OF SHARES OF ANY U.S. REGISTERED MUTUAL FUND TO WHICH PUTNAM ACTS AS ADVISOR OR SUB-ADVISOR EVEN IF THE TRANSACTIONS OCCUR IN DIFFERENT ACCOUNTS.

(c) All employees are required to "link" their immediate family members' accounts holding Putnam mutual funds to comply with the disclosure requirements. These accounts are also subject to the 90-day and one-year rules. To link these accounts, log on to WWW.IBENEFITCENTER.COM - click on @Putnam and select Employee Essentials/Linked Mutual Fund Accounts. You are required to confirm the information and will be prompted to add any accounts that you or your family members have that should be linked or delinked based on the definitions outlined.

COMMENTS

This restriction applies across all accounts maintained by an employee as follows:

o An employee who buys shares of an open-end Putnam mutual fund may not sell any shares of the same mutual fund until 90 calendar days have passed.

EXAMPLE: IF AN EMPLOYEE BUYS SHARES OF A PUTNAM FUND ON DAY 1 FOR A RETAIL ACCOUNT AND THEN SELLS (BY EXCHANGE) SHARES OF THE SAME FUND FOR HIS OR HER PUTNAM PROFIT SHARING 401(K) PLAN ACCOUNT ON DAY 85, THE EMPLOYEE HAS VIOLATED THE RULE.

Similarly, an employee who sells shares of an open-end Putnam mutual fund may not buy any shares of the same mutual fund until 90 calendar days have passed.

o This restriction applies across all accounts maintained by an employee as follows:

An employee who buys shares of an open-end PanAgora or Putnam mutual fund may not sell any shares of the same mutual fund until 1 year has passed.

o The purpose of these blackout periods restriction is to prevent any market timing, or appearance of market timing activity.

o This Rule applies to transactions by a PanAgora employee in any type of account, including retail, IRA, variable annuity, college savings 529 plans, Profit Sharing 401(k) Plan, and any deferred compensation accounts.

o The minimum sanction for an initial violation of the blackout period shall be disgorgement of any profit made on the transaction. Additional sanctions may apply, including termination of employment.

EXCEPTIONS

A. THIS RESTRICTION DOES NOT APPLY TO PUTNAM'S MONEY MARKET FUNDS AND PUTNAM STABLE VALUE FUND.

B. PROFIT SHARING 401(K) PLAN CONTRIBUTIONS AND PAYROLL DEDUCTIONS. The 90-day or one year restriction is not triggered by initial allocation of regular employee or employer contributions or forfeitures to an employee's account under the terms of PanAgora employee benefit plans or a PanAgora payroll deduction direct investment program; later exchanges of these contributions will be subject to either the 90-day or one year blackout period.

C. SYSTEMATIC PROGRAMS. This restriction does not apply with respect to shares sold or acquired as a result of participation in a systematic program for contributions, withdrawals or exchanges, provided that an election to participate in any such program and the participation dates of the program may not be changed more often than quarterly after the program is elected by the employee. Access Persons may elect a quarterly or semiannual rebalancing program although it may only be changed on an annual basis;

D. EMPLOYEE BENEFIT PLAN WITHDRAWALS AND DISTRIBUTIONS. This restriction does not apply with respect to shares sold for withdrawals, loans or distributions under the terms of

PanAgora employee benefit plans;

E. DIVIDENDS, DISTRIBUTIONS, MERGERS, AND SHARE CLASS CONVERSIONS. This restriction does not apply with respect to the acquisitioned shares as a result of reinvestment of dividends, distributions, mergers, conversions of share classes, or other similar actions. Subsequent transactions with respect to the shares will be covered.

F. COLLEGE SAVINGS PROGRAM: Redemptions from an employee's college savings 529 plan to pay for qualified educational expenses for the beneficiary of the account (and redemptions due to death or disability) are exempt from the 90-day and one-year restrictions applicable to Putnam mutual funds. Qualified redemptions include:

      o     Tuition

      o     School fees

      o     Books

      o     Supplies and equipment required for enrollment

      o     Room and board

      o     Death

      o     Disability

G. SPECIAL SITUATIONS: IN SPECIAL SITUATIONS, PANAGORA'S CODE OF ETHICS OVERSIGHT COMMITTEE MAY GRANT EXCEPTIONS TO THE BLACKOUT PERIODS AS A RESULT OF DEATH, DISABILITY, OR SPECIAL CIRCUMSTANCES (SUCH AS, PERSONAL HARDSHIP), ALL AS DETERMINED FROM TIME TO TIME BY THE COMMITTEE. Employees can request an exception by submitting a written request to the Code of Ethics Officer.

RULE 8 - SPECIAL: GOOD UNTIL CANCELED ORDERS

GOOD UNTIL CANCELED (GTC) ORDERS AND LIMIT ORDERS ARE PROHIBITED.

Any order not executed on the day of pre-clearance must be resubmitted for pre-clearance before being executed on a subsequent day. "Good until canceled" or "limit" orders are prohibited because of the potential failure to pre-clear.

EXCEPTION

Same day limit orders are permitted.

RULE 9: EXCESSIVE TRADING

PANAGORA EMPLOYEES ARE STRONGLY DISCOURAGED FROM ENGAGING IN EXCESSIVE TRADING FOR THEIR PERSONAL ACCOUNTS. EMPLOYEES are PROHIBITED FROM MAKING MORE THAN 10 TRADES IN INDIVIDUAL SECURITIES IN ANY GIVEN QUARTER. EXCESSIVE TRADING WITHIN PANAGORA OR PUTNAM OPEN-END MUTUAL FUNDS IS PROHIBITED.

EXCEPTIONS

For the purpose of calculating the number of trades in any quarter, trading the same security in the same direction (buy or sell) over a period of five business days will be counted as one transaction.

ALL OTHER RULES UNDER THE CODE OF ETHICS WILL CONTINUE TO BE APPLIED.

COMMENTS

o Although a PanAgora employee's excessive trading may not itself constitute a conflict of interest with PanAgora clients, PanAgora believes that its clients' confidence in PanAgora will be enhanced and the likelihood of PanAgora achieving better investment results for its clients over the long term will be increased if PanAgora employees rely on their investment -- as opposed to trading -- skills in transactions for their own account. Moreover, excessive trading by a PanAgora employee for his or her own account diverts an employee's attention from the responsibility of servicing PanAgora clients, and increases the possibilities for transactions that are in actual or apparent conflict with PanAgora client transactions. Short-term trading is strongly discouraged while employees are encouraged to take a long-term view.

o Employees should be aware that their trading activity is closely monitored. ACTIVITY EXCEEDING 10 TRADES PER QUARTER WILL BE PROHIBITED BY THE CODE OF ETHICS OVERSIGHT COMMITTEE. Sanctions will be imposed such as a trading ban or a more stringent sanction may be determined at the discretion of the Committee. Different rules apply with respect to trading in shares of PanAgora or Putnam open-end mutual funds. See Section I. B, Rule 7 above.

C. Discouraged Transactions

RULE 1 - NAKED OPTIONS

PANAGORA EMPLOYEES ARE STRONGLY DISCOURAGED FROM ENGAGING IN WRITING (SELLING) NAKED OPTIONS FOR THEIR PERSONAL ACCOUNTS.

Naked option transactions are particularly dangerous, because a PanAgora employee may be prevented by the restrictions in this Code of Ethics from covering the naked option at the appropriate time. All employees should keep in mind the limitations on their personal securities trading imposed by this Code when contemplating such an investment strategy. ENGAGING IN NAKED OPTIONS TRANSACTIONS ON THE BASIS OF MATERIAL, NONPUBLIC INFORMATION IS PROHIBITED. SEE APPENDIX A, POLICY STATEMENT CONCERNING INSIDER TRADING PROHIBITIONS.

EXCEPTIONS

None.

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D. Exempted Transactions

RULE 1 - INVOLUNTARY TRANSACTIONS

TRANSACTIONS THAT ARE INVOLUNTARY ON THE PART OF A PANAGORA EMPLOYEE ARE EXEMPT FROM THE PROHIBITIONS SET FORTH IN SECTIONS I.A., I.B., AND I.C.

EXCEPTIONS

None.

COMMENTS

o This exemption is based on categories of conduct that the Securities and Exchange Commission does not consider "abusive."

o Examples of involuntary personal securities transactions include:

(a) Sales out of the brokerage account of a PanAgora employee as a result of bona fide margin call, provided that withdrawal of collateral by the PanAgora employee within the ten days previous to the margin call was not a contributing factor to the margin call;

(b) Purchases arising out of an automatic dividend reinvestment program of an issuer of a publicly traded security.

o Transactions by a trust in which the PanAgora employee (or a member of his immediate family) holds a beneficial interest, but for which the employee has no direct or indirect influence or control with respect to the selection of investments, are involuntary transactions. In addition, these transactions do not fall within the definition of "personal securities transactions." See Definitions.

o A good-faith belief on the part of the employee that a transaction was involuntary will not be a defense to a violation of the Code of Ethics. In the event of confusion as to whether a particular transaction is involuntary, the burden is on the employee to seek a prior written determination of the applicability of this exemption. The procedures for obtaining such a determination appear in Section VII, Part 4.

RULE 2 - SPECIAL EXEMPTIONS

TRANSACTIONS THAT HAVE BEEN DETERMINED IN WRITING BY THE CODE OF ETHICS OFFICER BEFORE THE TRANSACTION OCCURS TO BE NO MORE THAN REMOTELY HARMFUL TO PANAGORA CLIENTS BECAUSE THE TRANSACTION WOULD BE VERY UNLIKELY TO AFFECT A HIGHLY INSTITUTIONAL MARKET, OR BECAUSE THE TRANSACTION IS CLEARLY NOT RELATED ECONOMICALLY TO THE SECURITIES TO BE PURCHASED, SOLD, OR HELD BY A PANAGORA CLIENT, ARE EXEMPT FROM THE PROHIBITIONS SET FORTH IN SECTIONS I.A., I.B., AND I.C.

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IMPLEMENTATION

An employee may seek an ad-hoc exemption under this Rule by following the procedures in Section VII, Part 4.

COMMENTS

o This exemption is also based upon categories of conduct that the Securities and Exchange Commission does not consider "abusive."

o The burden is on the employee to seek a prior written determination that the proposed transaction meets the standards for an ad hoc exemption set forth in this Rule.

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SECTION II

ADDITIONAL SPECIAL RULES FOR PERSONAL SECURITIES TRANSACTIONS OF ACCESS PERSONS AND CERTAIN INVESTMENT PROFESSIONALS

Access Persons

RULE 1: 90-DAY SHORT TERM RULE

ACCESS PERSONS may not sell a security at a profit within 90 DAYS of purchase or buy a security at a price below which he or she sold it within the past 90 DAYS.

EXCEPTIONS

None, unless prior written approval from the Code of Ethics Officer is obtained. Exceptions may be granted on a case-by-case basis when no abuse is involved and the equities of the situation support an exemption. For example, although an Access Person may buy a stock as a long-term investment, that stock may have to be sold involuntarily due to unforeseen activity such as a merger.

IMPLEMENTATION

A. The 90-Day Short-Term Rule applies to all Access Persons, as defined in the Definitions section of the Code.

B. Calculation of whether there has been a profit is based upon the market prices of the securities. THE CALCULATION INCLUDES COMMISSIONS AND OTHER SALES CHARGES.

C. As an example, an Access Person would not be permitted to sell a security at $12 that he purchased within the prior 90 days for $10. Similarly, an Access Person would not be permitted to purchase a security at $10 that she had sold within the prior 90 days for $12.

COMMENTS

o The prohibition against short-term trading profits by Access Persons is designed to minimize the possibility that they will capitalize inappropriately on the market impact of trades involving a client portfolio about which they might possibly have information.

o Although directors, portfolio managers, and analysts may sell securities at a profit within 90 days of purchase in order to comply with the requirements of the 7-Day Rule applicable to them (described below), the profit will have to be disgorged to charity under the terms of the 7-Day Rule.

o AN ACCESS PERSON CANNOT TRADE A SECURITY WITHIN 90 DAYS REGARDLESS OF TAX LOT ELECTION.

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

Certain Investment Professionals

RULE 2: 7-DAY RULE

(A) PORTFOLIO MANAGERS: BEFORE A PORTFOLIO MANAGER (INCLUDING A DIRECTOR WITH RESPECT TO AN ACCOUNT HE MANAGES) PLACES AN ORDER TO BUY A SECURITY FOR ANY PANAGORA CLIENT PORTFOLIO THAT HE MANAGES, HE must SELL that SECURITY OR RELATED DERIVATIVE SECURITY if he has PURCHASED it IN HIS PERSONAL ACCOUNT WITHIN THE PRECEDING SEVEN CALENDAR DAYS.

(B) COMANAGERS: BEFORE A PORTFOLIO MANAGER PLACES AN ORDER TO BUY A SECURITY FOR ANY PANAGORA CLIENT HE MANAGES, HIS COMANAGER must SELL that SECURITY OR RELATED DERIVATIVE SECURITY if he has PURCHASED it IN HIS PERSONAL ACCOUNT WITHIN THE PRECEDING SEVEN CALENDAR DAYS.

(C) RESEARCH ANALYSTS: BEFORE AN ANALYST MAKES A BUY or outperform RECOMMENDATION FOR A SECURITY, HE must SELL that SECURITY OR RELATED DERIVATIVE SECURITY if he has PURCHASED it in HIS PERSONAL ACCOUNT WITHIN THE PRECEDING SEVEN CALENDAR DAYS.

COMMENTS

o This Rule applies to portfolio managers (including directors with respect to accounts they manage) in connection with any purchase (no matter how small) in any client account managed by that portfolio manager or director. In particular, it should be noted that the requirements of this Rule also apply with respect to purchases in client accounts, resulting from "cash flows." To comply with the requirements of this Rule, it is the responsibility of each portfolio manager or director to be aware of the placement of all orders for purchases of a security by client accounts that he or she manages for seven days following the purchase of that security for his or her personal account.

o An investment professional who must sell securities to be in compliance with the 7-Day Rule must absorb any loss and DISGORGE TO CHARITY ANY PROFIT resulting from the sale. The recipient charity will be chosen by the Code of Ethics Officer.

o This Rule is designed to avoid even the appearance of a conflict of interest between an investment professional and a PanAgora client. A greater burden is placed on these professionals given their positions in the organization. Transactions executed for the employee's personal account must be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or perceived conflict of interest or any abuse of the employee's position of trust and responsibility.

o "Portfolio manager" is used in this Section as a functional label, and is intended to cover any employee with authority to authorize a trade on behalf of a PanAgora client, whether or not such employee bears the title "portfolio manager." "Analyst" is also used in this Section as a functional label, and is intended to cover any employee who is not a portfolio manager but who may make recommendations regarding investments for PanAgora clients.

EXCEPTIONS

None.

RULE 3: BLACKOUT RULE

(A) PORTFOLIO MANAGERS: NO PORTFOLIO MANAGER (INCLUDING A DIRECTOR WITH RESPECT TO AN ACCOUNT SHE MANAGES) SHALL: (I) SELL ANY SECURITY OR RELATED DERIVATIVE SECURITY FOR HER PERSONAL ACCOUNT UNTIL SEVEN CALENDAR DAYS HAVE ELAPSED SINCE THE MOST RECENT PURCHASE OF THAT SECURITY OR RELATED DERIVATIVE SECURITY BY ANY PANAGORA CLIENT PORTFOLIO SHE MANAGES OR COMANAGES; OR (II) PURCHASE ANY SECURITY OR RELATED DERIVATIVE SECURITY FOR HER PERSONAL ACCOUNT UNTIL SEVEN CALENDAR DAYS HAVE ELAPSED SINCE THE MOST RECENT SALE OF THAT SECURITY OR RELATED DERIVATIVE SECURITY FROM ANY PANAGORA CLIENT PORTFOLIO THAT SHE MANAGES OR COMANAGES.

(B) RESEARCH ANALYSTS: NO ANALYST SHALL: (I) SELL ANY SECURITY OR RELATED DERIVATIVE SECURITY FOR HIS PERSONAL ACCOUNT UNTIL SEVEN CALENDAR DAYS HAVE ELAPSED SINCE HIS MOST RECENT BUY or outperform RECOMMENDATION FOR THAT SECURITY OR RELATED DERIVATIVE SECURITY; OR (II) PURCHASE ANY SECURITY OR RELATED DERIVATIVE SECURITY FOR HIS PERSONAL ACCOUNT UNTIL SEVEN CALENDAR DAYS HAVE ELAPSED SINCE HIS MOST RECENT SELL or underperform RECOMMENDATION FOR THAT SECURITY OR RELATED DERIVATIVE SECURITY.

COMMENTS

o This Rule applies to portfolio managers (including directors with respect to accounts they manage) in connection with any purchase (no matter how small) in any client account managed by that portfolio manager or directors. In particular, it should be noted that the requirements of this rule also apply with respect to transactions in client accounts resulting from cash flows. In order to comply with the requirements of this Rule, it is the responsibility of each portfolio manager and director to be aware of all transactions in a security by client accounts that he or she manages that took place within the seven days preceding a transaction in that security for his or her personal account.

o This Rule is designed to prevent a PanAgora portfolio manager or analyst from engaging in personal investment conduct that appears to be counter to the investment strategy she is pursuing or recommending on behalf of a PanAgora client.

o Trades by a PanAgora portfolio manager for her personal account in the "same direction" as the PanAgora client portfolio she manages, and trades by an analyst for his personal account in the same direction as his recommendation, do not present the same danger, so long as any same direction trades do not violate other provisions of the Code or the Policy Statements.

EXCEPTIONS

None.

RULE 4: CONTRA TRADING RULE

(A) PORTFOLIO MANAGERS: NO PORTFOLIO MANAGER SHALL, WITHOUT PRIOR CLEARANCE, SELL OUT OF HIS PERSONAL ACCOUNT SECURITIES OR RELATED DERIVATIVE SECURITIES HELD IN ANY PANAGORA CLIENT PORTFOLIO THAT HE MANAGES OR COMANAGES.

(B) DIRECTORS: NO DIRECTOR SHALL, WITHOUT PRIOR CLEARANCE, SELL OUT OF HIS PERSONAL ACCOUNT SECURITIES OR RELATED DERIVATIVE SECURITIES HELD IN ANY PANAGORA CLIENT PORTFOLIO MANAGED IN HIS INVESTMENT GROUP.

EXCEPTIONS

None, unless prior clearance and written approval are given.

IMPLEMENTATION

A. INDIVIDUALS AUTHORIZED TO GIVE APPROVAL. Prior to engaging in any such sale, a portfolio manager shall seek approval, in writing, of the proposed sale. In the case of a portfolio manager or analyst, prior written approval of the proposed sale shall be obtained from a director to whom he reports or, in his absence, another director. In the case of a director, prior written approval of the proposed sale shall be obtained from the chief investment officer. In the case of the chief investment officer, prior written approval shall be obtained from the Code of Ethics Officer. In addition to the foregoing, prior written approval must also be obtained from the Code of Ethics Officer or in the case of the chief investment officer, prior written approval from the chief executive officer.

B. CONTENTS OF WRITTEN APPROVAL. In every instance, the written approval FORM ATTACHED AS APPENDIX C (or such other form as the Code of Ethics Officer shall designate) shall be used. The written approval should be signed by the director giving approval and dated the date such approval was given, and shall state, briefly, the reasons why the trade was allowed and why the investment conduct pursued by the portfolio manager, analyst, or director was deemed inappropriate for the PanAgora client account controlled by the individual seeking to engage in the transaction for his personal account. Such written approval shall be sent by the director approving the transaction to the Code of Ethics Officer, for her approval, within 24 hours or as promptly as circumstances permit. Approvals obtained after a transaction has been completed or while it is in process will not satisfy the requirements of this Rule.

COMMENT

This Rule, like Rule 3 of this Section, is designed to prevent a PanAgora portfolio manager from engaging in personal investment conduct that appears to be counter to the investment strategy that he is pursuing on behalf of a PanAgora client.

RULE 5

NO PORTFOLIO MANAGER SHALL CAUSE, AND NO ANALYST SHALL RECOMMEND, A PANAGORA CLIENT TO TAKE ACTION FOR THE PORTFOLIO MANAGER'S OR ANALYST'S OWN PERSONAL BENEFIT.

EXCEPTIONS

None.

COMMENTS

o A portfolio manager who trades in, or an analyst who recommends, particular securities for a PanAgora client account in order to support the price of securities in his personal account, or who "front runs" a PanAgora client order is in violation of this Rule. Portfolio managers and analysts should be aware that this Rule is not limited to personal transactions in securities (as that word is defined in Definitions). Thus, a portfolio manager or analyst who front runs a PanAgora client purchase or sale of obligations of the U.S. government is in violation of this Rule, although U.S. government obligations are excluded from the definition of security.

o This Rule is not limited to instances when a portfolio manager or analyst has malicious intent. It also prohibits conduct that creates an appearance of impropriety. Portfolio managers and analysts who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior written determination from the Code of Ethics Officer, using the procedures described in Section VI, Part 3.

SECTION III

GENERAL RULES FOR ALL EMPLOYEES

RULE 1: COMPLIANCE WITH ALL LAWS, REGULATIONS AND POLICIES

ALL EMPLOYEES MUST COMPLY WITH APPLICABLE LAWS AND REGULATIONS AS WELL AS COMPANY POLICIES. THIS INCLUDES TAX, ANTI-TRUST, POLITICAL CONTRIBUTION, AND INTERNATIONAL BOYCOTT LAWS. IN ADDITION, NO EMPLOYEE AT PANAGORA MAY ENGAGE IN FRAUDULENT CONDUCT OF ANY KIND.

EXCEPTIONS

None.

COMMENTS

o PanAgora may report to the appropriate legal authorities conduct by PanAgora employees that violates this Rule.

o It should also be noted that the U.S. Foreign Corrupt Practices Act makes it a criminal offense to make a payment or offer of payment to any non-U.S. governmental official, political party, or candidate to induce that person to affect any governmental act or decision, or to assist PanAgora's obtaining or retaining business.

RULE 2: CONFLICTS OF INTEREST

NO PANAGORA EMPLOYEE SHALL CONDUCT HERSELF IN A MANNER, WHICH IS CONTRARY TO THE INTERESTS OF, OR IN COMPETITION WITH, PANAGORA OR A PANAGORA CLIENT, OR WHICH CREATES AN ACTUAL OR APPARENT CONFLICT OF INTEREST WITH A PANAGORA CLIENT.

EXCEPTIONS

None.

COMMENTS

o This Rule is designed to recognize the fundamental principle that PanAgora employees owe their chief duty and loyalty to PanAgora and PanAgora clients.

o It is expected that a PanAgora employee who becomes aware of an investment opportunity that she believes is suitable for a PanAgora client who she services will present it to the appropriate portfolio manager, prior to taking advantage of the opportunity herself.

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

RULE 3: GIFTS AND ENTERTAINMENT POLICY

NO PANAGORA EMPLOYEE SHALL ACCEPT ANYTHING OF MATERIAL VALUE FROM ANY BROKER-DEALER, FINANCIAL INSTITUTION, CORPORATION OR OTHER ENTITY, ANY EXISTING OR PROSPECTIVE SUPPLIER OF GOODS OR SERVICES WITH A BUSINESS RELATIONSHIP TO PANAGORA, OR ANY COMPANY OR OTHER ENTITY WHOSE SECURITIES ARE HELD IN OR ARE BEING CONSIDERED AS INVESTMENTS FOR ANY OTHERPANAGORA CLIENT ACCOUNTS. INCLUDED ARE GIFTS, FAVORS, PREFERENTIAL TREATMENT, SPECIAL ARRANGEMENTS, OR ACCESS TO SPECIAL EVENTS.

COMMENTS

This Rule is intended to permit the acceptance of only proper types of customary and limited business amenities.

A PanAgora employee may not, under any circumstances, accept anything that could create the appearance of any kind of conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a reward or inducement for conducting PanAgora business either with the person providing the gift or his employer.

IMPLEMENTATION

A. GIFTS. An employee may not accept small gifts with an aggregate value of more than $100 in any year from any one source, i.e., entity or firm. . Any PanAgora employee who is offered or receives an item exceeding $100 in value is prohibited by this Rule and must report the details to the Code of Ethics Officer and surrender or return the gift. Any entertainment event provided to an employee where the host is not in attendance is treated as a gift and is subject to the $100 per year per source limit.

B. ENTERTAINMENT. PanAgora's rules are designed to permit reasonable, ordinary business entertainment, but prohibit any events, which may be perceived as extravagant or involving lavish expenditures.

1. OCCASIONAL lunches, dinners, cocktail parties, or comparable gatherings CONDUCTED FOR BUSINESS PURPOSES are permitted.

For example, occasional attendance at group functions sponsored by sell side firms is permitted where the function relates to investments or other business activity. Occasional attendance at these functions is not required to be counted against the limits described in paragraph (B)(2) below.

2. Other entertainment events, such as, sporting events, theater, movies, concerts, or other forms of entertainment CONDUCTED FOR BUSINESS PURPOSES, are permitted only under the following conditions:

      (i)   The host must be present for the event.

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

      (ii) The location of the event must be in the metropolitan area in which the office of the employee is located.

      (iii) Spouses or other family members of the employee may not attend the entertainment event or any meals before or after the entertainment event.

      (iv) The value of the entertainment event provided to the employee may not exceed $150, not including the value of any meals that may be provided to the employee before or after the event.

            Acceptance of entertainment events having a market value materially exceeding the face value of the entertainment including, for example, attendance at sporting event playoff games, is prohibited. This prohibition applies even if the face value of tickets to the events is $150 or less or when the PanAgora employee offers to pay for the tickets. If there is any ambiguity about whether to accept an entertainment event in these circumstances, please consult the Code of Ethics Officer.

      (v) The employee may not accept entertainment events under this provision (B)(2) more than six times a year and not more than two times in any year from any single source.

      (vi) The Code of Ethics Officer may grant exceptions to these rules. For example, it may be appropriate for an employee attending a legitimate conference in a location away from the office to attend a business entertainment event in that location. All exceptions must be approved in advance by written request to the Code of Ethics Officer.

3. Any employee attending any entertainment event under (B)(1) or (B)(2) above must file a Report of Entertainment Form (attached as Appendix E) with the Code of Ethics Officer within 10 business days following the date of the entertainment event. Failure to file the notice is a violation of the Code of Ethics.

PLANNED ABSENCES, I.E., VACATIONS, LEAVE OR BUSINESS TRIPS ARE NOT VALID EXCUSES FOR PROVIDING LATE REPORTS. FAILURE TO MEET THE DEADLINE VIOLATES THE CODE'S RULES. LATE FILERS MAY BE SUBJECT TO MONETARY FINES.

4. Meals and entertainment, which are part of the regular program at an investment conference (i.e., open to all participants), are not subject to the limits of this section (B)(2) above.

C. AMONG THE ITEMS THAT ARE PROHIBITED ARE:

1. Any entertainment event attendance, which would reflect badly on PanAgora as a firm of the highest fiduciary and ethical standards. For example, events involving adult entertainment or gambling must be avoided.

2. Entertainment involving travel away from the metropolitan area in which the employee is located. If in the event an exception is granted as contemplated by
(B)(2)(vi) above, payment by a third party of the cost of transportation to a location outside the employee's metropolitan area, lodging while in another location, and any meals not specifically approved by the Code of Ethics officer, are prohibited;

3. Personal loans to a PanAgora employee on terms more favorable than those generally available for comparable credit standing and collateral; and

4. Preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment for the personal account of a PanAgora employee; and

5. Cash or cash equivalents

D. As with any of the provisions of the Code of Ethics, a sincere belief by the employee that he was acting in accordance with the requirements of this Rule will not satisfy his obligations under the Rule. Therefore, an employee who is in doubt concerning the propriety of any gift or favor should seek a prior written determination from the Code of Ethics Officer, as provided in number 3 of Section VII.

E. No PanAgora employee may solicit any gift or entertainment from any person, even if the gift or entertainment, if unsolicited, would be permitted.

F. The Rule does not prohibit employees on business travel from using local transportation and arrangements customarily supplied by brokers or similar entities. For example, it is customary for brokers in developing markets to make local transportation arrangements. These arrangements are permitted so long as the expense of lodging and air travel are paid by PanAgora.

RULE 4: ANTI-BRIBERY/KICKBACK POLICY

NO PANAGORA EMPLOYEE SHALL PAY, OFFER, OR COMMIT TO PAY ANY AMOUNT OF CONSIDERATION WHICH MIGHT BE OR APPEAR TO BE A BRIBE OR KICKBACK IN CONNECTION WITH PANAGORA'S BUSINESS.

EXCEPTIONS

None.

COMMENT

Although the rule does not specifically address political contributions (which are described in Rule 5 below), PanAgora employees should be aware that it is against corporate policy to use company assets to fund political contributions of any sort, even where such contributions may be legal. No PanAgora employee should offer or agree to make any political contributions (including political dinners and similar fundraisers) on behalf of PanAgora, and no employee will be reimbursed by PanAgora for such contributions made by the employee personally.

RULE 5: POLITICAL ACTIVITIES, CONTRIBUTIONS/SOLICITATIONS AND LOBBYING POLICY

A. CORPORATE CONTRIBUTIONS AND SOLICITATION. POLITICAL ACTIVITIES OF CORPORATIONS SUCH AS PUTNAM ARE HIGHLY REGULATED, AND CORPORATE POLITICAL CONTRIBUTIONS ARE LARGELY PROHIBITED. ACCORDINGLY, NONO CONTRIBUTIONS MAY BE MADE WITH CORPORATE FUNDS TO ANY POLITICAL PARTY OR CAMPAIGN, WHETHER DIRECTLY OR BY REIMBURSEMENT TO AN EMPLOYEE FOR THE EXPENSE OF SUCH A CONTRIBUTION, UNLESS pre-approved BY THE CODE OF ETHICS OFFICER. EMPLOYEE CONTRIBUTIONS TO ANY PENDING OR PROPOSED CLIENT OF PUTNAM, REGARDLESS OF WHETHER THE EMPLOYEE WILL SEEK REIMBURSEMENT FROM PUTNAM FOR SUCH CONTRIBUTIONS, MUST BE pre-approved BY THE CODE OF ETHICS OFFICER. DONATIONS OF PUTNAM PROPERTY AND OF EMPLOYEE TIME WHEN WORKING FOR PUTNAM ARE PROHIBITED. NO PUTNAM EMPLOYEE MAY MAKE ANY SOLICITATION FOR OR ENDORSEMENT OF ANY CAMPAIGN OR CANDIDATE USING PUTNAM LETTERHEAD, REFERENCING PUTNAM, OR WHILE ON PUTNAM. NO PANAGORA EMPLOYEE SHALL SOLICIT ANY CHARITABLE, POLITICAL, OR OTHER CONTRIBUTIONS USING PANAGORA LETTERHEAD OR MAKING REFERENCE TO PANAGORA IN THE SOLICITATION. NO PANAGORA EMPLOYEE SHALL PERSONALLY SOLICIT ANY SUCH CONTRIBUTION WHILE ON PANAGORA BUSINESS.

B. EMPLOYEE PERSONAL POLITICAL CONTRIBUTIONS. Employees are free to engage in political activities so long as they do not use Putnam assets, or state or imply that Putnam is involved in a campaign. Employees are subject to three restrictions as follows:

      1. Some states and localities have laws that prohibit employees from making political contributions to candidates for state and local office if their employer has an investment management contract with, or is seeking one from, the state or locality. Accordingly, Putnam employees must PRE-CLEAR with the Code of Ethics Officer any contributions to candidates for any of the following offices:

                  o     The office of State Treasurer of Connecticut or Vermont

                  o     State or local offices in California, New Jersey or Ohio

                  o     Any local office in the city of Houston, Texas

      2. Contributions to state and local officials with whom Putnam has a business relationship or from whom is seeking a business relationship must be PRE-CLEARED with the Code of Ethics Officer.

      3. Certain employees at PRM involved in the CollegeAdvantage program are restricted from making contributions to candidates for offices in Ohio under the rules of the Municipal Securities Rulemaking Board. These employees are separately identified and informed by Putnam's Compliance Department of applicable requirements.

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

C. GOVERNMENT OFFICIAL. Employees must obtain PRE-APPROVAL from the Code of Ethics Officer prior to providing any gift (including meals, entertainment, transportation or lodging) to any government official or employee.

D. LOBBYING. Federal and state law imposes limits and registration requirements on efforts by individuals and companies to influence the passage of legislation or to obtain business from governments. Accordingly, Putnam employees should not engage in any lobbying activities without APPROVAL from Putnam's Director of Government Relations. Lobbying does not include solicitation of investment management business through the ordinary course of business, such as responding to a Request For Proposals (RFPs).

EXCEPTIONS

None.

COMMENTS

This rule prohibits solicitation on personal letterhead by PanAgora employees except as pre-approved by the Code of Ethics Officer.

RULE 6: CONFIDENTIALITY OF PANAGORA BUSINESS INFORMATION

NO UNAUTHORIZED DISCLOSURE MAY BE MADE BY ANY EMPLOYEE OR FORMER EMPLOYEE OF ANY TRADE SECRETS OR PROPRIETARY INFORMATION OF PANAGORA OR OF ANY CONFIDENTIAL INFORMATION. NO INFORMATION REGARDING ANY PANAGORA CLIENT PORTFOLIO, ACTUAL OR PROPOSED SECURITIES TRADING ACTIVITIES OF ANY PANAGORA CLIENT, OR PANAGORA RESEARCH SHALL BE DISCLOSED OUTSIDE THE PANAGORA ORGANIZATION UNLESS DOING SO HAS A VALID BUSINESS PURPOSE AND IS IN ACCORD WITH ANY RELEVANT PROCEDURES ESTABLISHED BY PANAGORA RELATING TO SUCH DISCLOSURES.

COMMENT

All information about PanAgora and PanAgora clients is strictly confidential. PanAgora research information should not be disclosed without proper approval and never for personal gain.

RULE 7: ROLES AT OTHER ENTITIES

NO PANAGORA EMPLOYEE SHALL SERVE AS OFFICER, EMPLOYEE, DIRECTOR, TRUSTEE, OR GENERAL PARTNER OF A CORPORATION OR ENTITY OTHER THAN PANAGORA, WITHOUT PRIOR APPROVAL OF THE CODE OF ETHICS OFFICER. REQUESTS FOR A ROLE AT A PUBLICLY-TRADED COMPANY WILL BE CLOSELY REVIEWED AND PERMISSION WILL BE GRANTED ON AN AD-HOC BASIS.

EXCEPTION

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

CHARITABLE OR NON-PROFIT EXCEPTION. This Rule shall not prevent any PanAgora employee from serving as officer, director, or trustee of a charitable or not-for-profit institution, provided that the employee abides by the Code of Ethics and the Policy Statements with respect to any investment activity for which she has any discretion or input as officer, director, or trustee. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such charitable or not-for-profit institutions for which an employee serves as an officer, director, or trustee unless the employee is responsible for day-to-day portfolio management of the account.

COMMENTS

o This Rule is designed to ensure that PanAgora cannot be deemed an affiliate of any issuer of securities by virtue of service by one of its officers or employees as director or trustee.

o Positions with public companies are especially problematic and will normally not be approved.

o Certain charitable or not-for-profit institutions have assets (such as endowment funds or employee benefit plans) which require prudent investment. To the extent that a PanAgora employee (because of her position as officer, director, or trustee of an outside entity) is charged with responsibility to invest such assets prudently, she may not be able to discharge that duty while simultaneously abiding by the spirit of the Code of Ethics and the Policy Statements. Employees are cautioned that they should not accept service as an officer, director, or trustee of an outside charitable or not-for-profit entity where such investment responsibility is involved, without seriously considering their ability to discharge their fiduciary duties with respect to such investments.

RULE 8: ROLE AS TRUSTEE OR FIDUCIARY OUTSIDE OF PANAGORA

NO PANAGORA EMPLOYEE SHALL SERVE AS A TRUSTEE, EXECUTOR, CUSTODIAN, ANY OTHER FIDUCIARY, OR AS AN INVESTMENT ADVISOR OR COUNSELOR FOR ANY ACCOUNT OUTSIDE PANAGORA.

EXCEPTIONS

A. CHARITABLE OR RELIGIOUS EXCEPTION. This Rule shall not prevent any PanAgora employee from serving as fiduciary with respect to a religious or charitable trust or foundation, so long as the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity over which he has any discretion or input. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such a religious or charitable trust or foundation unless the employee is responsible for day-to-day portfolio management of the account.

B. FAMILY TRUST OR ESTATE EXCEPTION. This Rule shall not prevent any PanAgora employee from serving as fiduciary with respect to a family trust or estate, so long as the employee

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

abides by all of the Rules of the Code of Ethics with respect to any investment activity over which he has any discretion.

COMMENT

The roles permissible under this Rule may carry with them the obligation to invest assets prudently. Once again, PanAgora employees are cautioned that they may not be able to fulfill their duties in that respect while abiding by the Code of Ethics and the Policy Statements.

RULE 9: INVESTMENT CLUBS

NO PANAGORA EMPLOYEE MAY BE A MEMBER OF ANY INVESTMENT CLUB.

EXCEPTIONS

None.

COMMENT

This Rule guards against the danger that a PanAgora employee may be in violation of the Code of Ethics and the Policy Statements by virtue of his personal securities transactions in or through an entity that is not bound by the restrictions imposed by this Code of Ethics and the Policy Statements. Please note that this restriction also applies to the spouse of a PanAgora employee and any relatives of a PanAgora employee living in the same household as the employee, as their transactions are covered by the Code of Ethics (see page vii).

RULE 10: BUSINESS NEGOTIATIONS FOR PANAGORA

NO PANAGORA EMPLOYEE MAY BECOME INVOLVED IN A PERSONAL CAPACITY IN CONSULTATIONS OR NEGOTIATIONS FOR CORPORATE FINANCING, ACQUISITIONS, OR OTHER TRANSACTIONS FOR OUTSIDE COMPANIES (WHETHER OR NOT HELD BY ANY PANAGORA CLIENT), NOR NEGOTIATE NOR ACCEPT A FEE IN CONNECTION WITH THESE ACTIVITIES WITHOUT OBTAINING THE PRIOR WRITTEN PERMISSION OF THE CHIEF EXECUTIVE OFFICER OF PANAGORA.

EXCEPTIONS

None.

RULE 11: ACCURATE RECORDS

NO EMPLOYEE MAY CREATE, ALTER OR DESTROY (OR PARTICIPATE IN THE CREATION, ALTERATION OR DESTRUCTION OF) ANY RECORD THAT IS INTENDED TO MISLEAD ANYONE OR TO CONCEAL ANYTHING THAT IS, OR IS REASONABLY BELIEVED TO BE, IMPROPER. IN ADDITION, ALL EMPLOYEES RESPONSIBLE FOR THE PREPARATION, FILING, OR DISTRIBUTION OF ANY REGULATORY

FILINGS OR PUBLIC COMMUNICATIONS MUST ENSURE THAT SUCH FILINGS OR COMMUNICATIONS ARE TIMELY, COMPLETE, FAIR, ACCURATE, AND UNDERSTANDABLE.

EXCEPTIONS

None.

COMMENTS

o In many cases, this is not only a matter of company policy and ethical behavior but also required by law. Our books and records must accurately reflect the transactions represented and their true nature. For example, records must be accurate as to the recipient of all payments; expense items, including personal expense reports, must accurately reflect the true nature of the expense. No unrecorded fund or asset shall be established or maintained for any reason.

o All financial books and records must be prepared and maintained in accordance with Generally Accepted Accounting Principles and PanAgora's existing accounting controls, to the extent applicable.

RULE 12: FAMILY MEMBERS' CONFLICT POLICY

NO EMPLOYEE or member of an employee's immediate family SHALL HAVE ANY DIRECT OR INDIRECT PERSONAL FINANCIAL interests in companies which do BUSINESS, WITH PANAGORA UNLESS SUCH INTEREST IS DISCLOSED AND APPROVED BY THE CODE OF ETHICS OFFICER.

Investment holdings in public companies which are not material to the employee are excluded from this prohibition. The Code also provides more detailed supplemental rules to address potential conflicts of interests which may arise if members of employees' families are closely involved in doing business with Putnam.

CORPORATE PURCHASE OF GOODS AND SERVICES

PUTNAM WILL NOT ACQUIRE GOODS AND SERVICES FROM ANY FIRM IN WHICH A MEMBER OF AN EMPLOYEE'S IMMEDIATE FAMILY SERVES AS THE SALES REPRESENTATIVE IN A SENIOR MANAGEMENT CAPACITY OR HAS AN OWNERSHIP INTEREST IN THE SUPPLIER FIRM (EXCLUDING NORMAL INVESTMENT HOLDINGS IN PUBLIC COMPANIES) WITHOUT PERMISSION FROM THE DIRECTOR OF PROCUREMENT AND THE CODE OF ETHICS OFFICER. ANY EMPLOYEE WHO IS AWARE OF A PROPOSAL TO PURCHASE GOODS AND SERVICES FROM A FIRM AT WHICH A MEMBER OF THE EMPLOYEE'S IMMEDIATE FAMILY MEETS ONE OF THE PREVIOUSLY MENTIONED CONDITIONS MUST NOTIFY THE DIRECTOR OF PROCUREMENT AND THE CODE OF ETHICS OFFICER.

PORTFOLIO TRADING

PUTNAM WILL NOT ALLOCATE ANY TRADES FOR A PORTFOLIO TO ANY FIRM THAT EMPLOYS A MEMBER OF AN EMPLOYEE'S IMMEDIATE FAMILY AS A SALES REPRESENTATIVE TO PUTNAM (IN

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

A PRIMARY, SECONDARY OR BACK UP ROLE). ANY PUTNAM EMPLOYEE WHO IS AWARE THAT AN IMMEDIATE FAMILY MEMBER SERVES AS A BROKER-DEALER'S SALES REPRESENTATIVE TO PUTNAM SHOULD INFORM THE CODE OF ETHICS OFFICER.

DEFINITION OF IMMEDIATE FAMILY

"Immediate family" of an employee means (1) husband or wife of the employee, (2) any child, sibling or parent of an employee and any person married to a child, sibling, or parent of an employee and (3) any other person who lives in the same household as the employee.

RULE 13: AFFILIATED ENTITIES

WITH RESPECT TO ANY AFFILIATE OF PANAGORA THAT PROVIDES INVESTMENT ADVISORY SERVICES AND IS LISTED BELOW IN COMMENT 4 TO THIS RULE, AS REVISED FROM TIME TO TIME (EACH A NON-PANAGORA AFFILIATE OR NPA), NO EMPLOYEE SHALL:

(A) DIRECTLY OR INDIRECTLY SEEK TO INFLUENCE THE PURCHASE, RETENTION, OR DISPOSITION OF, OR EXERCISE OF VOTING CONSENT, APPROVAL OR SIMILAR RIGHTS WITH RESPECT TO, ANY PORTFOLIO SECURITY IN ANY ACCOUNT OR FUND ADVISED BY THE NPA AND NOT BY PANAGORA,

(B) TRANSMIT ANY INFORMATION REGARDING THE PURCHASE, RETENTION OR DISPOSITION OF, OR EXERCISE OF VOTING, CONSENT, APPROVAL, OR SIMILAR RIGHTS WITH RESPECT TO, ANY PORTFOLIO SECURITY HELD IN A PANAGORA OR NPA CLIENT ACCOUNT TO ANY PERSONNEL OF THE NPA,

(C) TRANSMIT ANY TRADE SECRETS, PROPRIETARY INFORMATION, OR CONFIDENTIAL INFORMATION OF PANAGORA TO THE NPA UNLESS DOING SO HAS A VALID BUSINESS PURPOSE AND IS IN ACCORD WITH ANY RELEVANT PROCEDURES ESTABLISHED BY PANAGORA RELATING TO SUCH DISCLOSURES,

(D) USE CONFIDENTIAL INFORMATION OR TRADE SECRETS OF THE NPA FOR THE BENEFIT OF THE EMPLOYEE, PANAGORA, OR ANY OTHER NPA, OR

(E) BREACH ANY DUTY OF LOYALTY TO THE NPA DERIVED FROM THE EMPLOYEE'S SERVICE AS A DIRECTOR OR OFFICER OF THE NPA.

COMMENTS

o Sections (a) and (b) of the Rule are designed to help ensure that the portfolio holdings of PanAgora clients and clients of the NPA need not be aggregated for purposes of determining beneficial ownership under Section 13(d) of the Securities Exchange Act or applicable regulatory or contractual investment restrictions that incorporate such definition of beneficial ownership. Persons who serve as directors or officers of both PanAgora and an NPA should take care to avoid even inadvertent violations of Section (b). Section (a) does not prohibit a PanAgora employee who serves as a director or officer of the NPA from seeking to influence the modification or termination of a particular

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

investment product or strategy in a manner that is not directed at any specific securities. Sections (a) and (b) do not apply when a PanAgora affiliate serves as an advisor or sub-advisor to the NPA or one of its products, in which case normal PanAgora aggregation rules apply.

o As a separate entity, any NPA may have trade secrets or confidential information that it would not choose to share with PanAgora. This choice must be respected.

o When PanAgora employees serve as directors or officers of an NPA, they are subject to common law duties of loyalty to the NPA, despite their PanAgora employment. In general, this means that when performing their duties as NPA directors or officers, they must act in the best interest of the NPA and its shareholders. PanAgora's Compliance Department will assist any PanAgora employee who is a director or officer of an NPA and has questions about the scope of his or her responsibilities to the NPA.

o Entities that are currently non-Putnam affiliates within the scope of this Rule are: Nissay Asset Management Co., Ltd., L.P., Ampega Asset Management, GMBH, and PanAgora Asset Management, Inc.

RULE 14: COMPUTER SYSTEM/NETWORK POLICIES

NO EMPLOYEE SHALL USE COMPUTER HARDWARE, SOFTWARE, DATA, INTERNET, ELECTRONIC MAIL, VOICE MAIL, ELECTRONIC MESSAGING (E-MAIL OR CC: MAIL), OR TELEPHONE COMMUNICATIONS SYSTEMS IN A MANNER THAT IS INCONSISTENT WITH THEIR USE AS SET FORTH IN POLICY STATEMENTS GOVERNING THEIR USE THAT ARE ADOPTED FROM TIME TO TIME BY PANAGORA. NO EMPLOYEE SHALL INTRODUCE A COMPUTER VIRUS OR COMPUTER CODE THAT MAY RESULT IN DAMAGE TO PANAGORA'S INFORMATION OR COMPUTER SYSTEMS.

COMMENT

Putnam's policy statements relating to these matters are contained in the Computer System and Network Responsibilities section of the Employment Issues category within the Employee Handbook.

EXCEPTIONS

None.

RULE 15: CFA INSTITUTE CODE OF ETHICS

ALL EMPLOYEES MUST FOLLOW AND ABIDE BY THE SPIRIT OF THE CODE OF ETHICS AND THE STANDARDS OF PROFESSIONAL CONDUCT OF THE CFA INSTITUTE. THE TEXTS OF THE CFA INSTITUTE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT ARE SET FORTH IN EXHIBIT D.

EXCEPTIONS

None.

RULE 16: PRIVACY POLICY

EXCEPT AS PROVIDED BELOW, NO EMPLOYEE MAY DISCLOSE TO ANY OUTSIDE ORGANIZATION OR PERSON ANY NONPUBLIC PERSONAL INFORMATION ABOUT ANY INDIVIDUAL WHO IS A CURRENT OR FORMER CLIENT OF ANY PANAGORA RETAIL OR INSTITUTIONAL FUND, OR CURRENT OR FORMER CLIENT OF A PANAGORA COMPANY. ALL EMPLOYEES SHALL FOLLOW THE SECURITY PROCEDURES AS ESTABLISHED FROM TIME TO TIME BY A PANAGORA COMPANY TO PROTECT THE CONFIDENTIALITY OF ALL CLIENT ACCOUNT INFORMATION.

EXCEPT AS PANAGORA'S COMPLIANCE DEPARTMENT MAY EXPRESSLY AUTHORIZE, NO EMPLOYEE SHALL COLLECT ANY NONPUBLIC PERSONAL INFORMATION ABOUT A PROSPECTIVE OR CURRENT CLIENT OF PANAGORA OR PROSPECTIVE OR CURRENT CLIENT OF A PANAGORA COMPANY, OTHER THAN THROUGH AN ACCOUNT APPLICATION (OR CORRESPONDING INFORMATION PROVIDED BY THE CLIENT'S FINANCIAL REPRESENTATIVE) OR IN CONNECTION WITH EXECUTING CLIENT TRANSACTIONS, NOR SHALL ANY INFORMATION BE COLLECTED OTHER THAN THE FOLLOWING:
NAME, ADDRESS, TELEPHONE NUMBER, SOCIAL SECURITY NUMBER, AND INVESTMENT, BROKER, AND TRANSACTION INFORMATION.

EXCEPTIONS

A. PANAGORA EMPLOYEES. Nonpublic personal information may be disclosed to PanAgora employees in connection with processing transactions or maintaining accounts for shareholders of a PanAgora fund and clients of a PanAgora company, to the extent that access to such information is necessary to the performance of that employee's job functions.

B. CLIENT CONSENT EXCEPTION. Nonpublic personal information about a client's account may be provided to a non-PanAgora organization at the specific request of the client or with the client's prior written consent.

C. BROKER OR ADVISOR EXCEPTION. Nonpublic personal information about a client's account may be provided to the client's broker of record.

D. THIRD-PARTY SERVICE PROVIDER EXCEPTION. Nonpublic personal information may be disclosed to a service provider that is not affiliated with a PanAgora fund or PanAgora company only when such disclosure is necessary for the service provider to perform the specific services contracted for, and only (a) if the service provider executes PanAgora's standard confidentiality agreement, or (b) pursuant to an agreement containing a confidentiality provision that has been approved by the Compliance Department. Examples of such service providers include proxy solicitors and proxy vote tabulators, mail services, and providers of other administrative services, and Information Services Division consultants who have access to nonpublic personal information.

COMMENTS

o Nonpublic personal information is any information that personally identifies a PanAgora client of a PanAgora company and is not derived from publicly available sources. This privacy policy applies to clients who are individuals, not institutions. However, as a general matter, all information that we receive about a PanAgora client of a PanAgora company shall be treated as confidential. No employee may sell or otherwise provide shareholder or client lists or any other information relating to a client to any marketing organization.

o All PanAgora employees with access to client account information must be trained in and follow PanAgora's security procedures designed to safeguard that information from unauthorized use. For example, a telephone representative must be trained in and follow PanAgora's security procedures to verify the identity of a caller requesting account information.

o Any questions regarding this privacy policy should be directed to PanAgora's Compliance Department. A violation of this policy may be subject to the sanctions imposed for violations of PanAgora's Code of Ethics.

o Employees must report any violation of this policy or any possible breach of the confidentiality of client information (whether intentional or accidental) to the director in charge of the employee's business unit. Directors who are notified of such a violation or possible breach must immediately report it in writing to PanAgora's chief compliance officer and, in the event of a breach of computerized data, PanAgora's chief technology officer.

RULE 17: ANTI-MONEY LAUNDERING POLICY

NO EMPLOYEE MAY ENGAGE IN ANY MONEY LAUNDERING ACTIVITY OR FACILITATE ANY MONEY-LAUNDERING ACTIVITY THROUGH THE USE OF ANY PANAGORA ACCOUNT OR CLIENT ACCOUNT. ANY SITUATIONS GIVING RISE TO A SUSPICION THAT ATTEMPTED MONEY LAUNDERING MAY BE OCCURRING IN ANY ACCOUNT MUST BE REPORTED IMMEDIATELY TO THE MANAGING DIRECTOR IN CHARGE OF THE EMPLOYEE'S BUSINESS UNIT. MANAGING DIRECTORS WHO ARE NOTIFIED OF SUCH A SUSPICION OF MONEY LAUNDERING ACTIVITY MUST IMMEDIATELY REPORT IT IN WRITING TO PANAGORA'S CHIEF COMPLIANCE OFFICER AND CHIEF FINANCIAL OFFICER.

RULE 18: RECORD RETENTION

ALL EMPLOYEES MUST COMPLY WITH THE RECORD RETENTION REQUIREMENTS APPLICABLE TO THE BUSINESS UNIT. EMPLOYEES SHOULD CHECK WITH THEIR MANAGERS OR THE CHIEF COMPLIANCE OFFICER OF THEIR DIVISION TO DETERMINE WHAT RECORD RETENTION REQUIREMENTS APPLY TO THEIR BUSINESS UNIT.

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

SECTION IV

REPORTING REQUIREMENTS FOR ALL EMPLOYEES

Reporting of Personal Securities Transactions

RULE 1

EACH PANAGORA EMPLOYEE SHALL ENSURE THAT COPIES OF ALL CONFIRMATIONS FOR SECURITIES TRANSACTIONS FOR HIS PERSONAL BROKERAGE ACCOUNTS AND BROKERAGE ACCOUNT STATEMENTS ARE SENT TO THE PANAGORA COMPLIANCE DEPARTMENT'S (CODE OF ETHICS ADMINISTRATOR). (FOR THE PURPOSE OF THIS RULE, SECURITIES SHALL ALSO INCLUDE ETFS, FUTURES, AND OTHER DERIVATIVES ON BROAD-BASED MARKET INDEXES EXCLUDED FROM THE PRE-CLEARANCE REQUIREMENT.) STATEMENTS AND CONFIRMATIONS ARE REQUIRED FOR PANAGORA OR PUTNAM FUNDS NOT HELD AT PPA OR IN A PANAGORA RETIREMENT PLAN, AS WELL AS FOR U.S. MUTUAL FUNDS SUB-ADVISED BY PANAGORA.

EXCEPTION

None.

IMPLEMENTATION

A. PanAgora employees must instruct their broker-dealers to send duplicate statements and confirmations to PanAgora and must follow up with the broker-dealer on a reasonable basis to ensure that the instructions are being followed. For brokerage accounts, PANAGORA EMPLOYEES SHOULD CONTACT THE CODE OF ETHICS ADMINISTRATOR TO OBTAIN A LETTER FROM PANAGORA AUTHORIZING THE SETTING UP OF A PERSONAL BROKERAGE ACCOUNT.

B. Statements and confirmations should be submitted to the Code of Ethics Administrator.

C. Failure of a broker-dealer to comply with the instructions of a PanAgora employee to send confirmations shall be a violation by the PanAgora employee of this Rule. Similarly, failure by an employee to report the existence of a personal account (and, if the account is opened after joining PanAgora, failure to obtain proper authorization to establish the account) shall be a violation of this Rule.

D. Statements and confirmations must also be sent for members of an employees' immediate family, including statements received with respect to a family member's 401(k) plan at another employer.

COMMENTS

o Transactions for personal accounts is defined broadly to include more than transaction in accounts under an employee's own name. See Definitions.

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

o Statements and confirmations are required for all personal securities transactions, whether or not exempted or excepted by this Code.

o To the extent that a PanAgora employee has investment authority over securities transactions of a family trust or estate, confirmations of those transactions must also be made, unless the employee has received a prior written exception from the Code of Ethics Officer.

RULE 2

EVERY ACCESS PERSON SHALL FILE A QUARTERLY REPORT, WITHIN FIFTEEN CALENDAR DAYS OF THE END OF EACH QUARTER, RECORDING ALL PURCHASES AND SALES OF ANY SECURITIES FOR PERSONAL ACCOUNTS AS DEFINED IN THE DEFINITIONS. (FOR THE PURPOSE OF THIS RULE, "SECURITIES" SHALL INCLUDE EXCHANGE TRADED FUNDS (ETF), FUTURES, AND ANY OPTION ON A SECURITY OR SECURITIES INDEX, INCLUDING BROAD-BASED MARKET INDEXES EXCLUDED FROM THE PRE-CLEARANCE REQUIREMENT AND ALSO INCLUDES TRANSACTIONS IN PANAGORA OPEN-END FUNDS IF THE ACCOUNT FOR THE PANAGORA OR PUTNAM FUNDS IS NOT HELD AT PPA OR IN A PANAGORA RETIREMENT PLAN AND FOR TRANSACTIONS IN U.S. MUTUAL FUNDS SUB-ADVISED BY PANAGORA.)

EXCEPTIONS

None.

IMPLEMENTATION

All employees required to file such a report will receive by e-mail a blank form at the end of the quarter from the Code of Ethics Administrator. The form will specify the information to be reported. The form shall also contain a representation that employees have complied fully with all provisions of the Code of Ethics.

COMMENTS

o The date for each transaction required to be disclosed in the quarterly report is the TRADE DATE for the transaction, not the settlement date.

o If the requirement to file a quarterly report applies to you and you fail to report within the required 15-day period, SALARY INCREASES AND BONUSES MAY BE REDUCED IN ACCORDANCE WITH GUIDELINES STATED IN THE FORM. It is the responsibility of the employee to request an early report if he has knowledge of a planned absence, i.e., vacation or business trip.

Reporting of Personal Securities Holdings

RULE 3

ACCESS PERSONS MUST DISCLOSE ALL PERSONAL SECURITIES HOLDINGS TO THE CODE OF ETHICS

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

OFFICER UPON COMMENCEMENT OF EMPLOYMENT WITHIN TEN CALENDAR DAYS OF HIRE AND THEREAFTER ON AN ANNUAL BASIS. THIS REQUIREMENT IS MANDATED BY SEC REGULATIONS AND IS DESIGNED TO FACILITATE THE MONITORING OF PERSONAL SECURITIES TRANSACTIONS. PANAGORA'S CODE OF ETHICS ADMINISTRATOR WILL PROVIDE ACCESS PERSONS WITH THE FORM FOR MAKING THESE REPORTS AND THE SPECIFIC INFORMATION THAT MUST BE DISCLOSED AT THE TIME THAT THE DISCLOSURE IS REQUIRED.

Reporting Irregular Activity

RULE 4

IF A PANAGORA EMPLOYEE SUSPECTS THAT FRAUDULENT, ILLEGAL, OR OTHER IRREGULAR ACTIVITY (INCLUDING VIOLATIONS OF THE CODE OF ETHICS) MIGHT BE OCCURRING AT PANAGORA, THE ACTIVITY SHOULD BE REPORTED IMMEDIATELY TO THE MANAGING DIRECTOR IN CHARGE OF THAT EMPLOYEE'S BUSINESS UNIT. MANAGING DIRECTORS WHO ARE NOTIFIED OF ANY SUCH ACTIVITY MUST IMMEDIATELY REPORT IT IN WRITING TO PANAGORA'S FINANCIAL OFFICER AND PANAGORA'S CHIEF COMPLIANCE OFFICER.

AN EMPLOYEE WHO DOES NOT FEEL COMFORTABLE REPORTING THIS ACTIVITY TO THE RELEVANT MANAGING DIRECTOR MAY INSTEAD CONTACT THE CHIEF COMPLIANCE OFFICER, THE PUTNAM OR MMC ETHICS HOTLINES OR THE OMBUDSMAN.

RULE 5

PUTNAM HAS ESTABLISHED A FORMAL OFFICE OF THE OMBUDSMAN AS AN ADDITIONAL MECHANISM FOR AN EMPLOYEE TO REPORT AN IMPROPRIETY OR CONDUCT THAT IS NOT IN LINE WITH THE COMPANY'S VALUE SYSTEM. THE OMBUDSMAN IS A PERSON WHO IS AUTHORIZED TO RECEIVE COMPLAINTS OR QUESTIONS CONFIDENTIALLY ABOUT ALLEGED ACTS, OMISSIONS, IMPROPRIETIES, AND BROADER SYSTEMIC PROBLEMS WITHIN THE ORGANIZATION. COMMUNICATION WITH THE OMBUDSMAN IS CONFIDENTIAL.

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

SECTION V

EDUCATION REQUIREMENTS

Every PanAgora employee has an obligation to fully understand the requirements of the Code of Ethics. The Rules set forth below are designed to enhance this understanding.

RULE 1

A COPY OF THE CODE OF ETHICS WILL BE DISTRIBUTED TO EVERY PANAGORA EMPLOYEE PERIODICALLY. ALL ACCESS PERSONS WILL BE REQUIRED TO CERTIFY ANNUALLY THAT THEY HAVE READ, UNDERSTOOD, AND WILL COMPLY WITH THE PROVISIONS OF THE CODE OF ETHICS, INCLUDING THE CODE'S POLICY STATEMENT CONCERNING INSIDER TRADING PROHIBITIONS.

RULE 2

EVERY EMPLOYEE WILL ANNUALLY BE REQUIRED TO COMPLETE TRAINING ON PANAGORA'S CODE OF ETHICS.

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SECTION VII

COMPLIANCE AND APPEAL PROCEDURES

A. Restricted List

The Code of Ethics Administrator will maintain the Restricted List. No employee may engage in a personal securities transaction without prior clearance on any day, even if the employee believes that the trade will be subject to an exception.

B. Consultation of Restricted List

It is the responsibility of each employee to pre-clear through the pre-clearance system or consult with the Code of Ethics Administrator prior to engaging in a personal securities transaction, to determine if the security he proposes to trade is on the Restricted List and, if so, whether it is subject to the large-cap exception. The pre-clearance system and the Code of Ethics Administrator will be able to tell an employee whether a security is on the Restricted List. No other information about the Restricted List is available through the pre-clearance system.

C. Request for Determination

An employee who has a question concerning the applicability of the Code of Ethics to a particular situation shall request a determination from the Code of Ethics Officer before engaging in the conduct or personal securities transaction about which he has a question.

If the question pertains to a personal securities transaction, the request shall state for whose account the transaction is proposed, the relationship of that account to the employee, the security proposed to be traded, the proposed price and quantity, the entity with whom the transaction will take place (if known), and any other information or circumstances of the trade that could have a bearing on the Code of Ethics Officer's determination. If the question pertains to other conduct, the request for determination shall give sufficient information about the proposed conduct to assist the Code of Ethics Officer in ascertaining the applicability of the Code. In every instance, the Code of Ethics Officer may request additional information, and may decline to render a determination if the information provided is insufficient.

The Code of Ethics Officer shall make every effort to render a determination promptly.

No perceived ambiguity in the Code of Ethics shall excuse any violation. Any person who believes the Code to be ambiguous in a particular situation shall request a determination from the Code of Ethics Officer.

D. Request for Ad Hoc Exemption

Any employee who wishes to obtain an ad hoc exemption under Section I.D., Rule
2,

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

shall request from the Code of Ethics Officer an exemption in writing in advance of the conduct or transaction sought to be exempted. In the case of a personal securities transaction, the request for an ad hoc exemption shall give the same information about the transaction required in a request for determination under number 3 of this section, and shall state why the proposed personal securities transaction would be unlikely to affect a highly institutional market, or is unrelated economically to securities to be purchased, sold, or held by any PanAgora client. In the case of other conduct, the request shall give information sufficient for the Code of Ethics Officer to ascertain whether the conduct raises questions of propriety or conflict of interest (real or apparent).

The Code of Ethics Officer shall make reasonable efforts to promptly render a written determination concerning the request for an ad hoc exemption.

E. Appeal to Code of Ethics Officer with Respect to Restricted List

If an employee ascertains that a security that he wishes to trade for his personal account appears on the Restricted List, and thus the transaction is prohibited, he may appeal the prohibition to the Code of Ethics Officer by submitting a written memorandum containing the same information as would be required in a request for a determination. The Code of Ethics Officer shall make every effort to respond to the appeal promptly.

F. Information Concerning Identity of Compliance Personnel

The names of Code of Ethics personnel are available by contacting the Compliance Department and will be published on PAMZone.

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APPENDIX A: POLICY STATEMENT CONCERNING INSIDER TRADING PROHIBITIONS

PREAMBLE

PanAgora has always forbidden trading on material nonpublic information (inside information) by its employees. Tough federal laws make it important for PanAgora to state that prohibition in the strongest possible terms, and to establish, maintain, and enforce written policies and procedures to prevent the misuse of material nonpublic information.

Unlawful trading while in possession of inside information can be a crime. Federal law provides that an individual convicted of trading on inside information may go to jail for a period of time. There is also significant monetary liability for an inside trader; the Securities and Exchange Commission can seek a court order requiring a violator to pay back profits, as well as penalties substantially greater than those profits. In addition private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only one subject to liability. In certain cases, controlling persons of inside traders (including supervisors of inside traders or PanAgora itself) can be liable for large penalties.

Section 1 of this Policy Statement contains rules concerning inside information.
Section 2 contains a discussion of what constitutes unlawful insider trading.

Neither material nonpublic information nor unlawful insider trading is easy to define. Section 2 of this Policy Statement gives a general overview of the law in this area. However, the legal issues are complex and must be resolved by the Code of Ethics Officer. If an employee has any doubt as to whether she has received material nonpublic information, she must consult with the Code of Ethics Officer prior to using that information in connection with the purchase or sale of a security for his own account or the account of any PanAgora client, or communicating the information to others. A SIMPLE RULE OF THUMB IS IF YOU THINK THE INFORMATION IS NOT AVAILABLE TO THE PUBLIC AT LARGE, DON'T DISCLOSE IT TO OTHERS AND DON'T TRADE SECURITIES TO WHICH THE INSIDE INFORMATION RELATES.

AN EMPLOYEE AWARE OF OR IN POSSESSION OF INSIDE INFORMATION MUST REPORT IT IMMEDIATELY TO THE CODE OF ETHICS OFFICER. If an employee has failed to consult the Code of Ethics Officer, PanAgora will not excuse employee misuse of inside information on the ground that the employee claims to have been confused about this Policy Statement or the nature of the information in his possession.

If PanAgora determines, in its sole discretion, that an employee has failed to abide by this Policy Statement, or has engaged in conduct that raises a significant question concerning insider trading, he will be subject to disciplinary action, including termination of employment.

THERE ARE NO EXCEPTIONS TO THIS POLICY STATEMENT AND NO ONE IS EXEMPT.

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APPENDIX A

DEFINITIONS: Insider Trading

GENDER REFERENCES IN APPENDIX A ALTERNATE.

CODE OF ETHICS ADMINISTRATOR

The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Policy Statement.

CODE OF ETHICS OFFICER

The PanAgora officer who has been assigned the responsibility of enforcing and interpreting this Policy Statement. The Code of Ethics Officer shall be the chief compliance officer or such other person as is designated by the chief executive officer of PanAgora. If he or she is unavailable, the Deputy Code of Ethics Officer (to be appointed by the Code of Ethics Officer) shall act in his or her stead. The Code of Ethics Officer is Louis Iglesias. The Deputy Code of Ethics Officer is Kristina Eisnor.

IMMEDIATE FAMILY

Spouse, minor children or other relatives living in the same household as the PanAgora employee.

PURCHASE OR SALE OF A SECURITY

Any acquisition or transfer of any interest in the security for direct or indirect consideration, including the writing of an option.

PANAGORA

Any or all of PanAgora, and its subsidiaries, any one of which shall be a PanAgora company.

PANAGORA CLIENT

Any of the PanAgora clients.

PANAGORA EMPLOYEE (OR EMPLOYEE)

Any employee of PanAgora.

SECURITY

Anything defined as a security under federal law. The term includes any type of equity or debt security, any interest in a business trust or partnership, and any rights relating to a

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security, such as put and call options, warrants, convertible securities, and securities indexes. (Note: The definition of security in this Policy Statement varies significantly from that in the Code of Ethics. For example, the definition in this Policy Statement specifically includes all securities of any type.)

TRANSACTION FOR A PERSONAL ACCOUNT (OR PERSONAL SECURITIES TRANSACTION)

Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a PanAgora employee or immediate family member is a partner with investment discretion; (d) for the account of a trust in which a PanAgora employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely-held corporation in which a PanAgora employee or immediate family member holds shares and for which he has investment discretion; and (f ) for any account other than a PanAgora client account which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion. Officers and employees of PIL must also consult the relevant procedures on compliance with U.K. insider dealing legislation set forth in PIL's Compliance Manual (See Rule 3 of Section IV of the Code of Ethics).

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APPENDIX A

SECTION I: Rules Concerning Inside Information

RULE 1 - INSIDE INFORMATION

NO PANAGORA EMPLOYEE SHALL PURCHASE OR SELL ANY SECURITY LISTED ON THE INSIDE INFORMATION LIST (THE RED LIST) EITHER FOR HIS PERSONAL ACCOUNT OR FOR A PANAGORA CLIENT.

IMPLEMENTATION

When an employee contacts the Code of Ethics Administrator seeking clearance for a personal securities transaction, the Code of Ethics Administrator's response as to whether a security appears on the Restricted List will include securities on the Red List.

COMMENT

This Rule is designed to prohibit any employee from trading a security while PanAgora may have inside information concerning that security or the issuer. EVERY TRADE, WHETHER FOR A PERSONAL ACCOUNT OR FOR A PANAGORA CLIENT, IS SUBJECT TO THIS RULE.

RULE 2 - MATERIAL, NON-PUBLIC INFORMATION

NO PANAGORA EMPLOYEE SHALL PURCHASE OR SELL ANY SECURITY, EITHER FOR A PERSONAL ACCOUNT OR FOR THE ACCOUNT OF A PANAGORA CLIENT, WHILE IN POSSESSION OF MATERIAL, NONPUBLIC INFORMATION CONCERNING THAT SECURITY OR THE ISSUER, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CODE OF ETHICS OFFICER.

IMPLEMENTATION

In order to obtain prior written approval of the Code of Ethics Officer, a PanAgora employee should follow the reporting steps prescribed in Rule 3.

COMMENTS

o Rule 1 concerns the conduct of an employee when PanAgora possesses material nonpublic information. Rule 2 concerns the conduct of an employee who herself possesses material, nonpublic information about a security that is not yet on the Red List.

o If an employee has any question as to whether information she possesses is material and/or nonpublic information, she must contact the Code of Ethics Officer in accordance with Rule 3 prior to purchasing or selling any security related to the information or communicating the information to others. The Code of Ethics Officer shall have the sole authority to determine what constitutes material, nonpublic information for the purposes of this Policy Statement.

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RULE 3 - REPORTING OF MATERIAL, NON-PUBLIC INFORMATION

ANY PANAGORA EMPLOYEE WHO BELIEVES HE IS AWARE OF OR HAS RECEIVED MATERIAL, NONPUBLIC INFORMATION CONCERNING A SECURITY OR THE ISSUER SHALL IMMEDIATELY REPORT THE INFORMATION TO THE CODE OF ETHICS OFFICER, THE DEPUTY CODE OF ETHICS OFFICER OR, IN THEIR ABSENCE, A LAWYER IN THE PUTNAM LEGAL AND COMPLIANCE DEPARTMENT AND TO NO ONE ELSE. AFTER REPORTING THE INFORMATION, THE PANAGORA EMPLOYEE SHALL COMPLY STRICTLY WITH RULE 2 BY NOT TRADING IN THE SECURITY WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CODE OF ETHICS OFFICER AND SHALL: (A) TAKE PRECAUTIONS TO ENSURE THE CONTINUED CONFIDENTIALITY OF THE INFORMATION; AND
(B) REFRAIN FROM COMMUNICATING THE INFORMATION IN QUESTION TO ANY PERSON.

IMPLEMENTATION

A. In order to make any use of potential material, nonpublic information, including purchasing or selling a security or communicating the information to others, an employee must communicate that information to the Code of Ethics Officer in a way designed to prevent the spread of such information. Once the employee has reported potential material, nonpublic information to the Code of Ethics Officer, the Code of Ethics Officer will evaluate whether information constitutes material, nonpublic information, and whether a duty exists that makes use of such information improper. If the Code of Ethics Officer determines either (a) that the information is not material or is public, or (b) that use of the information is proper, he will issue a written approval to the employee specifically authorizing trading while in possession of the information, if the employee so requests. If the Code of Ethics Officer determines (a) that the information may be nonpublic and material, and (b) that use of such information may be improper, he will place the security that is the subject of such information on the Red List.

B. An employee who reports potential inside information to the Code of Ethics Officer should expect that the Code of Ethics Officer will need significant information (and time to gather such information) to make the evaluation described in the foregoing paragraph, including information about (a) the manner in which the employee acquired the information, and (b) the identity of individuals to whom the employee has revealed the information, or who have otherwise learned the information. In appropriate situations, the Code of Ethics Officer will normally place the affected security or securities on the Red List pending the completion of his evaluation.

C. If an employee possesses documents, disks, or other materials containing the potential inside information, an employee must take precautions to ensure the confidentiality of the information in question. Those precautions include (a) putting documents containing such information out of the view of a casual observer, and (b) securing files containing such documents or ensuring that computer files reflecting such information are secure from viewing by others.

D. Members of the executive board of directors and members of chief financial officer's staff may not trade securities of MMC in the period from the end of each calendar quarter

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to the date of announcement of MMC's earnings for such quarter.

COMMENTS

While all employees must pre-clear trades of MMC securities and make sure they are not in possession of material inside information about MMC when trading, certain employees who may receive information about PanAgora's earnings are subject to the rules above concerning trading black out periods.

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APPENDIX A

SECTION II: Overview of Insider Trading

Introduction

This section of the Policy Statement provides guidelines for employees as to what may constitute inside information. It is possible that in the course of her employment, an employee may receive inside information. No employee should misuse that information, either by trading for her own account or by communicating the information to others.

What constitutes unlawful insider trading?

The basic definition of unlawful insider trading is trading on material, nonpublic information (also called inside information) by an individual who has a duty not to take advantage of the information. The following sections help explain the definition.

WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. Information is material if a reasonable person would attach importance to the information in determining his course of action with respect to a security. Information that is reasonably likely to affect the price of a company's securities is material, but effect on price is not the sole criterion for determining materiality. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, reorganization, recapitalization, asset sales, plans to commence a tender offer, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant contracts, and extraordinary management developments.

Material information does not have to relate to a company's business. For example, a court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL's "Heard on the Street" column and whether those reports would be favorable or not.

WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to, and sufficient opportunity has existed for it to be absorbed by, the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

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WHO HAS A DUTY NOT TO "TAKE ADVANTAGE" OF INSIDE INFORMATION?

Unlawful insider trading occurs only if there is a duty not to take advantage of material nonpublic information. When there is no such duty, it is permissible to trade while in possession of such information. Questions as to whether a duty exists are complex, fact-specific, and must be answered by a lawyer. If you have any doubt, err on the side of caution.

INSIDERS AND TEMPORARY INSIDERS

Corporate insiders have a duty not to take advantage of inside information. The concept of insider is broad. It includes officers, directors, and employees of a corporation. In addition, a person can be a temporary insider if she enters into a special confidential relationship with a corporation and as a result is given access to information concerning the corporation's affairs. A temporary insider can include, among others, accounting firms, consulting firms, law firms, banks, and the employees of such organizations. PanAgora would generally be a temporary insider of a corporation it advises or for which it performs other services, because typically PanAgora clients expect PanAgora to keep any information disclosed to it confidential.

EXAMPLE

An investment advisor to the pension fund of a large publicly-traded corporation, Acme, Inc., learns from an Acme employee that Acme will not be making the minimum required annual contribution to the pension fund because of a serious downturn in Acme's financial situation. The information conveyed is material and nonpublic.

COMMENT

Neither the investment advisor or its employees, nor its clients can trade on the basis of that information, because the investment advisor and its employees could be considered "temporary insiders" of Acme.

MISAPPROPRIATORS

Certain people who are not insiders (or temporary insiders) also have a duty not to deceptively take advantage of inside information. Included in this category is an individual who misappropriates (or takes for his own use) material, nonpublic information in violation of a duty owed either to the corporation that is the subject of inside information or some other entity. Such a misappropriator can be held liable if he trades while in possession of that material, nonpublic information.

EXAMPLE

The Chief Investment Officer of Acme, Inc., is aware of Acme's plans to engage in a hostile takeover of Profit, Inc. The proposed hostile takeover is material and nonpublic.

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COMMENT

The Chief Investment Officer of Acme cannot trade in Profit, Inc.'s stock for his own account. Even though he owes no duty to Profit, Inc., or its shareholders, he owes a duty to Acme not to take advantage of the information about the proposed hostile takeover by using it for his personal benefit.

TIPPERS AND TIPPEES

A person (the tippee) who receives material, nonpublic information from an insider or misappropriator (the tipper) has a duty not to trade while in possession of that information if he knew or should have known that the information was provided by the tipper for an improper purpose and in breach of a duty owed by the tipper. In this context, it is an improper purpose for a person to provide such information for personal benefit, such as money, affection, or friendship.

EXAMPLE

The Chief Executive Officer of Acme, Inc., tells his daughter that negotiations concerning a previously announced acquisition of Acme have been terminated. This news is material and, at the time the father tells his daughter, nonpublic. The daughter sells her shares of Acme.

COMMENT

The father is a tipper because he has a duty to Acme and its shareholders not to take advantage of the information concerning the breakdown of negotiations, and he has conveyed the information for an improper purpose (here, out of love and affection for his daughter). The daughter is a tippee and is liable for trading on inside information because she knew or should have known that her father was conveying the information to her for his personal benefit, and that her father had a duty not to take advantage of Acme information.

A person can be a tippee even if he did not learn the information directly from the tipper, but learned it from a previous tippee.

EXAMPLE

An employee of a law firm which works on mergers and acquisitions learns at work about impending acquisitions. She tells her friend and her friend's stockbroker about the upcoming acquisitions on a regular basis. The stockbroker tells the brother of a client on a regular basis, who in turn tells two friends, A and B. A and B buy shares of the companies being acquired before public announcement of the acquisition, and regularly profit from such purchases. A and B do not know the employee of the law firm. They do not, however, ask about the source of the information.

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COMMENT

A and B, although they have never heard of the tipper, are tippees because they did not ask about the source of the information, even though they were experienced investors, and were aware that the "tips" they received from this particular source were always right.

WHO CAN BE LIABLE FOR INSIDER TRADING?

The categories of individuals discussed above (insiders, temporary insiders, misappropriators, or tippees) can be liable if they trade while in possession of material nonpublic information.

In addition, individuals other than those who actually trade on inside information can be liable for trades of others. A tipper can be liable if (a) he provided the information in exchange for a personal benefit in breach of a duty, and (b) the recipient of the information (the tippee) traded while in possession of the information.

Most importantly, a controlling person can be liable if the controlling person knew or recklessly disregarded the fact that the controlled person was likely to engage in misuse of inside information and failed to take appropriate steps to prevent it. PanAgora is a controlling person of its employees. In addition, certain supervisors may be controlling persons of those employees they supervise.

EXAMPLE

A supervisor of an analyst learns that the analyst has, over a long period of time, secretly received material inside information from Acme, Inc.'s Chief Investment Officer. The supervisor learns that the analyst has engaged in a number of trades for his personal account on the basis of the inside information. The supervisor takes no action.

COMMENT

Even if he is not liable to a private plaintiff, the supervisor can be liable to the Securities and Exchange Commission for a civil penalty of up to three times the amount of the analyst's profit. (Penalties are discussed in the following section.)

Penalties for insider trading

Penalties for misuse of inside information are severe, both for individuals involved in such unlawful conduct and their employers. A person who violates the insider trading laws can be subject to some or all of the types penalties below, even if he does not personally benefit from the violation. Penalties include:

o Jail sentences, criminal monetary penalties.

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o Injunctions permanently preventing an individual from working in the securities industry.

o Injunctions ordering an individual to pay over profits obtained from unlawful insider trading.

o Civil penalties substantially greater than the profit gained or loss avoided by the trader, even if the individual paying the penalty did not trade or did not benefit personally.

o Civil penalties for the employer or other controlling person.

o Damages in the amount of actual losses suffered by other participants in the market for the security at issue.

Regardless of whether penalties or money damages are sought by others, PanAgora will take whatever action it deems appropriate (including dismissal) if PanAgora determines, in its sole discretion, that an employee appears to have committed any violation of this Policy Statement, or to have engaged in any conduct which raises significant questions about whether an insider trading violation has occurred.

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APPENDIX B: POLICY STATEMENT REGARDING EMPLOYEE TRADES IN SHARES OF PANAGORA OR
PUTNAM CLOSED-END FUNDS

Pre-clearance for all employees

Any purchase or sale of PanAgora or Putnam closed-end fund shares by a PanAgora employee must be pre-cleared by the Code of Ethics Officer or, in his absence, the Deputy Code of Ethics Officer. A list of the closed-end funds can be obtained from the Code of Ethics Administrator. The automated pre-clearance system is not available for PanAgora or Putnam closed-end fund clearance. TRADING IN SHARES OF CLOSED-END FUNDS IS SUBJECT TO ALL THE RULES OF THE CODE OF ETHICS. CONTACT THE CODE OF ETHICS ADMINISTRATOR WITH THESE PRE-CLEARANCE REQUESTS.

Special Rules Applicable to Managing Directors of PanAgora Investment Management, LLC and officers of the PanAgora Funds.

Please be aware that any employee who is a director of PanAgora and officers of PanAgora will not receive clearance to engage in any combination of purchase and sale or sale and purchase of the shares of a given closed-end fund within six months of each other. Therefore, purchases should be made only if you intend to hold the shares more than six months; no sales of fund shares should be made if you intend to purchase additional shares of that same fund within six months.

You are also required to file certain forms with the Securities and Exchange Commission in connection with purchases and sales of PanAgora closed-end funds. Please contact the Code of Ethics Officer Administrator for further information.

Reporting by all employees

As with any purchase or sale of a security, duplicate confirmations of all such purchases and sales must be forwarded to the Code of Ethics Officer by the broker-dealer utilized by an employee. IF YOU ARE REQUIRED TO FILE A QUARTERLY REPORT OF ALL PERSONAL SECURITIES TRANSACTIONS, THIS REPORT SHOULD INCLUDE ALL PURCHASES AND SALES OF CLOSED-END FUND SHARES.

Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer if there are any questions regarding these matters.

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APPENDIX C: CONTRA-TRADING RULE CLEARANCE FORM

To: CODE OF ETHICS OFFICER

From: __________________________________________________________________________

Date: __________________________________________________________________________

Re: Personal Securities Transaction of _________________________________________

THIS SERVES AS PRIOR WRITTEN APPROVAL OF THE PERSONAL SECURITIES TRANSACTION DESCRIBED BELOW:

Name of portfolio manager contemplating personal trade: ________________________

Security to be traded: _________________________________________________________

Amount to be traded: ___________________________________________________________

Fund holding securities: _______________________________________________________

Amount held by fund: ___________________________________________________________

Reason for personal trade: _____________________________________________________

Specific reason sale of securities is inappropriate for fund: __________________

________________________________________________________________________________

________________________________________________________________________________

(Please attach additional sheets if necessary.)

Director approval: ________________________________ Date: ______________________

Compliance approval: ________________________ Date: ____________________________

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APPENDIX D: CFA INSTITUTE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT

The CFA Institute Code of Ethics (Full Text)

Members of the Association for Investment Management and Research shall:

o Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow members.

o Practice and encourage others to practice in a professional and ethical manner that will reflect credit on members and their profession.

o Strive to maintain and improve their competence and the competence of others in the profession.

o Use reasonable care and exercise independent professional judgment.

The Standards of Professional Conduct

All members of the Association for Investment Management and Research and the holders of and candidates for the Chartered Financial Analyst designation are obligated to conduct their activities in accordance with the following Code of Ethics. Disciplinary sanctions may be imposed for violations of the Code and Standards.

o Fundamental responsibilities

o Relationships with and responsibilities to a profession

o Relationships with and responsibilities to an employer

o Relationships with and responsibilities to clients and prospects

o Relationships with and responsibilities to the public

o Standards of Practice Handbook

FUNDAMENTAL RESPONSIBILITIES

Members shall maintain knowledge of and comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities. Not knowingly participate in or assist any violation of such laws, rules, or regulations.

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RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PROFESSION

USE OF PROFESSIONAL DESIGNATION

AIMR members may reference their membership only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered Financial Analyst" or "CFA" and are encouraged to do so, but only in a proper, dignified, and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the right to use the designation.

Candidates in the CFA Program, as defined in the AIMR Bylaws, may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate in the CFA Program and cannot imply that the candidate has achieved any type of partial designation.

PROFESSIONAL MISCONDUCT

Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

Members and candidates shall not engage in any conduct or commit any act that compromises the integrity of the CFA designation or the integrity or validity of the examinations leading to the award of the right to use the CFA designation.

PROHIBITION AGAINST PLAGIARISM

Members shall not copy or use, in substantially the same form as the original, material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE EMPLOYER

OBLIGATION TO INFORM EMPLOYER OF CODE AND STANDARDS

Members shall inform their employer in writing, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

Members shall deliver a copy of the Code and Standards to their employer if the

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employer does not have a copy.

DUTY TO EMPLOYER

Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

DISCLOSURE OF CONFLICTS TO EMPLOYER

Members shall comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

DISCLOSURE OF ADDITIONAL COMPENSATION ARRANGEMENTS

Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

RESPONSIBILITIES OF SUPERVISORS

Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures to detect and prevent such violations.

RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS AND PROSPECTS

INVESTMENT PROCESS

REASONABLE BASIS AND REPRESENTATIONS

o Exercise diligence and thoroughness in making investment recommendations or in taking investment actions.

o Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.

o Make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.

o Maintain appropriate records to support the reasonableness of such recommendations or actions.

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RESEARCH REPORTS

o Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.

o Distinguish between facts and opinions in research reports.

o Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

INDEPENDENCE AND OBJECTIVITY

o Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

INTERACTIONS WITH CLIENTS AND PROSPECTS

FIDUCIARY DUTIES

In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their clients' interests before their own.

PORTFOLIO INVESTMENT RECOMMENDATIONS AND ACTIONS

Members shall:

o Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.

o Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio.

o Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.

o Distinguish between facts and opinions in the presentation of investment recommendations.

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o Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

FAIR DEALING

Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

PRIORITY OF TRANSACTIONS

Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on their recommendations before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has:

o direct or indirect pecuniary interest in the securities;

o the power to vote or direct the voting of the shares of the securities or investments;

o the power to dispose or direct the disposition of the security or investment.

PRESERVATION OF CONFIDENTIALITY

Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless a member receives information concerning illegal activities on the part of the client, prospect, or employer.

PROHIBITION AGAINST MISREPRESENTATION

Members shall not make any statements, orally or in writing, that misrepresent

o the services that they or their firms are capable of performing;

o their qualifications or the qualifications of their firm;

o the member's academic or professional credentials.

Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the

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terms of the investment instrument and the issuer's obligations under the instrument.

DISCLOSURE OF CONFLICTS TO CLIENTS AND PROSPECTS

Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the members' ability to make unbiased and objective recommendations.

DISCLOSURE OF REFERRAL FEES

Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PUBLIC

PROHIBITION AGAINST USE OF MATERIAL NONPUBLIC INFORMATION

Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

PERFORMANCE PRESENTATION

Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.

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APPENDIX E: REPORT OF ENTERTAINMENT FORM

This form must be filed with the PanAgora Legal and Compliance Department and sanctions may apply if received after 10 business days of attending an event. PLANNED ABSENCES, I.E., VACATIONS, LEAVES OR BUSINESS TRIPS ARE NOT VALID EXCUSES FOR PROVIDING LATE REPORTS. FAILURE TO MEET THE DEADLINE VIOLATES THE CODE'S RULES.

Send to:

COURTNEY CZEKANSKI

OR

Attach to an e-mail to:
CCZEKANSKI@PANAGORA.COM

Name of employee: ______________________________________________________________

Name of party providing entertainment:

FIRM: __________________________________________________________________________

PERSON: ________________________________________________________________________

Date of entertainment: _________________________________________________________

Describe entertainment provided: _______________________________________________
(E.G., NAME AND LOCATION OF RESTAURANT, SPORTING, OR CULTURAL EVENT)

Value of entertainment (excluding meals): ______________________________________

Signature: ____________________________________ Date: __________________________

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